Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

In re:	Chapter 11

ALLIED HOLDINGS, INC., et al.	Case Nos. 05-12515 through
05-12526 and 05-12528 through
05-12537
(Jointly Administered as
Debtors.	Case No. 05-12515)
Judge Mullins

DISCLOSURE STATEMENT FOR JOINT PLAN OF REORGANIZATION OF ALLIED HOLDINGS, INC.
AND AFFILIATED DEBTORS PROPOSED BY THE DEBTORS, YUCAIPA AND THE TEAMSTERS
NATIONAL AUTOMOBILE TRANSPORTATION INDUSTRY NEGOTIATING COMMITTEE
Dated March 2, 2007

LATHAM & WATKINS LLP
Robert A. Klyman
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Telephone: (213) 485-1234
Facsimile: (213) 891-8763

PARKER, HUDSON, RAINER & DOBBS LLP
Rufus T. Dorsey
1500 Marquis Two Tower
285 Peachtree Center Ave., N.E.
Atlanta, Georgia 30303
Telephone (404) 420-5550
Facsimile: (404) 522-8409

Counsel for Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP
TROUTMAN SANDERS LLP
Jeffrey W. Kelley
Bank of America Plaza
600 Peachtree Street, NE, Suite 5200
Atlanta, Georgia 30308-2216
Telephone: (404) 885-3000
Facsimile: (404) 885-3900

Counsel for the Debtors

PREVIANT, GOLDBERG, UELMEN, GRATZ,
MILLER & BRUEGGEMAN, S.C.
Frederick Perillo
1555 N. RiverCenter Dr., Suite 202
Milwaukee, WI 53212
Telephone: (414) 223-0434
Facsimile: (414) 271-6308

Counsel for the Teamsters National Automobile Transportation Industry Negotiating Committee

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION	3
A. Overview	3
B. Purpose of the Plan	4
C. Summary of the Plan	4
D. Debtors’ Principal Assets and Indebtedness	5
E. Treatment of Claims and Interests	5
F. Voting and Confirmation Procedures	10
1. Who May Vote	10
2. Certain Risk Factors to Be Considered Prior to Voting	11
3. Voting Instructions and Voting Deadline	11
4. Who to Contact for More Information	12
5. Acceptance or Rejection of the Plan	12
6. Time and Place of the Confirmation Hearing	12
7. Objections to the Plan	13
ARTICLE II. GENERAL INFORMATION REGARDING THE DEBTORS	13
A. Formation and History of the Debtors	13
B. The Debtors’ Business Operations	15
C. Employees	17
D. Competitive Factors Affecting the Debtors’ Businesses	17
E. Regulatory Factors Affecting the Debtors’ Businesses	19
1. Trade Regulation	19
2. Environmental Regulation	19
F. Pre-Petition Capital Structure of the Debtors	19
1. The Prepetition Loan Facility	20
2. The Prepetition Notes	20
ARTICLE III. THE CHAPTER 11 CASES	21
A. Events Leading to the Filing of the Chapter 11 Cases	21
B. Corporate Governance of the Debtors During the Chapter 11 Cases	23
1. Boards of Directors	23
2. Senior Management	26
C. Significant Developments in the Chapter 11 Cases	26
1. “First Day” Orders and Retention of Professionals	26
2. Appointment of the Official Committee of Unsecured Creditors	28
3. Debtor-In-Possession Financing	28
4. Dissemination of Information About the Chapter 11 Cases	29
5. Rejection/Assumption of Executory Contracts and Unexpired Leases	30
6. Sales of Assets	31
7. Severance and Key Employee Retention	32
8. Post-Petition Financial Performance	34
9. Claims Bar Date and Claims Summary	34
10. Labor Issues	34
A. Overview of Chapter 11	36
B. Classification of Claims and Interests	37
1. Introduction	37
2. Classification	37

i

C. Treatment of Unclassified Claims	43
1. Summary	43
2. Administrative Expense Claims	43
3. Priority Tax Claims	45
4. DIP Lender Claims	46
D. Means for Implementation of the Plan	46
1. Sources of Funding for Distributions Under the Plan	46
2. Pooling of Claims/Limited Substantive Consolidation	46
3. Corporate Structure and Governance of the Reorganized Debtors	47
4. Exemption from Certain Transfer Taxes and Recording Fees	50
5. Retained Actions	51
E. Provisions Regarding Distributions	52
1. Distributions for Claims Allowed as of the Effective Date	52
2. Disbursing Agent	52
3. Distributions of Cash	52
4. No Interest on Claims or Interests	53
5. Delivery of Distributions	53
6. Distributions to Holders as of the Record Date	53
7. De Minimis Distributions	54
8. Fractional Securities; Fractional Dollars	54
9. Procedures for Distributions to Holders of Prepetition Note Claims	54
10. Withholding Taxes	55
11. No Duplicate Distributions	55
12. Distributions in U.S. Dollars	55
F. Treatment of Executory Contracts and Unexpired Leases	55
1. Assumption and Cure of Executory Contracts and Unexpired Leases	55
2. Claims Based on Rejection of Executory Contracts and Unexpired Leases	56
3. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	56
4. Collective Bargaining Agreement	57

5. Employment Agreements and Other Benefits	57
G. Procedures for Treating and Resolving Disputed Claims	59
1. Objections to Claims	59
2. No Distributions Pending Allowance	60
3. Estimation of Claims	60
4. Distributions After Allowance	61
5. Claims Covered by Insurance Policy	61
H. Conditions Precedent to Confirmation and the Effective Date of the Plan	62
1. Conditions to Confirmation	62
2. Conditions to the Effective Date	62
3. Waiver of Conditions	64
4. Non-Waivable Conditions to the Effective Date	64
5. Effect of Failure of Conditions	65
I. Effect of the Plan	65
1. Revesting of the Debtors’ Assets	65
2. Discharge of Claims and Termination of Interests	65
3. Release by Debtors of Certain Parties	66
4. Release by Holders of Claims and Interests.	69
5. Setoffs	69
7. Injunction	70
8. Binding Effect	70
9. Effect of Confirmation on Automatic Stay	71
10. Filing of Reports	71
11. Post-Confirmation Date Retention of Professionals	71
J. Retention of Jurisdiction After Confirmation and Effective Date	71
1. Retention of Jurisdiction	71
2. Alternative Jurisdiction	73
3. Final Decree	73
K. Miscellaneous Provisions of the Plan	74
1. Modification of Plan	74
2. Allocation of Plan Distributions between Principal and Interest	74
3. Dissolution of Creditors’ Committee	74
4. Preparation of Estates’ Returns and Resolution of Tax Claims	74
5. Revocation of Plan	75
6. Confirmation of Plans for Separate Debtors	75
7. No Admissions; Objection to Claims	75
8. No Bar to Suits	75
9. Section 1145 Exemption	75
10. Exemption from Securities Laws	76
11. Initial Offer and Sale Exempt from Registration	76
12. Applicable Law	76
13. Plan Supplement	76
14. Waiver of Rule 62(a) of the Federal Rules of Civil Procedure	76
15. Headings	77
16. Survival of Settlements	77
17. No Waiver	77

18. Successors and Assigns	77
19. Severability of Plan Provisions	77
20. Post-Effective Date Effect of Evidences of Claims or Interests	78
21. Conflicts	78
22. Service of Documents	78
ARTICLE V. REQUIREMENTS FOR CONFIRMATION OF THE PLAN	79
A. General Information	79
B. Solicitation of Acceptances	79
C. Acceptances Necessary to Confirm the Plan	79
D. Confirmation of Plan Pursuant to Section 1129(b)	80
E. Considerations Relevant to Acceptance of the Plan	80
ARTICLE VI. FEASIBILITY OF THE PLAN AND BEST INTERESTS TEST	80
A. Feasibility of the Plan	80
B. Best Interest of Creditors Test	81
C. Application of Best Interests of Creditors Test to the Liquidation Analysis and Valuation of the Reorganized Debtors	81
ARTICLE VII. CERTAIN RISK FACTORS TO CONSIDER	82
A. Certain Bankruptcy Law Considerations	83
B. Financial Information; Disclaimer	85
C. Factors Affecting The Value Of The Securities To Be Issued Under The Plan	85
D. Risk Factors Associated With the Business	86
E. Factors Affecting the Reorganized Debtors	88
1. General Factors	88
2. Litigation Risks	88
ARTICLE VIII. CERTAIN SECURITIES LAW MATTERS	91
A. Issuance of New Common Stock	91
B. Subsequent Transfers of New Allied Holdings Common Stock	92
ARTICLE IX. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	93
A. Introduction	94
B. United States Federal Income Tax Consequences to the Debtors	94
1. Cancellation of Indebtedness Income	94
2. Utilization of Net Operating Losses and Other Tax Attributes — Section 382	95
C. United States Federal Income Tax Consequences to Holders of Claims	96
1. Holders of Secured Claims	97
2. Holders of Priority Claims	97
3. Allocation of Plan Distributions Between Principal and Interest	97
4. Market Discount	98
5. Holders of Claims Receiving Distributions of New Allied Holdings Common Stock	98
6. Holders of Interests	100
7. Information Reporting and Backup Withholding	100
ARTICLE X. RECOMMENDATION	101
EXHIBITS TO DISCLOSURE STATEMENT	102

DISCLAIMER
     [THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT (DEFINED BELOW) AS CONTAINING INFORMATION OF A KIND, AND IN SUFFICIENT DETAIL, TO ENABLE HOLDERS OF CLAIMS TO MAKE AN INFORMED JUDGMENT IN VOTING TO ACCEPT OR REJECT THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION OR RECOMMENDATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.]
     THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN, THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF, OR ARE INCONSISTENT WITH, SUCH DOCUMENTS. FURTHERMORE, ALTHOUGH THE PLAN PROPONENTS HAVE MADE EVERY EFFORT TO BE ACCURATE, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT OR OTHER REVIEW BY AN ACCOUNTING FIRM. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN THE TERMS AND PROVISIONS IN THE PLAN, THIS DISCLOSURE STATEMENT, THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT, OR THE FINANCIAL INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.
     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN, UNLESS SO SPECIFIED. ALTHOUGH THE PLAN PROPONENTS HAVE MADE AN EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE RECOVERY UNDER THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT CERTAIN EVENTS DO OCCUR.
     THIS DISCLOSURE STATEMENT CONTAINS CERTAIN PROJECTED FINANCIAL INFORMATION RELATING TO THE REORGANIZED DEBTORS, AS WELL AS CERTAIN OTHER STATEMENTS THAT CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH PROJECTIONS AND STATEMENTS ARE BASED ON CERTAIN ESTIMATES AND ASSUMPTIONS MADE BY, AND ON INFORMATION AVAILABLE TO, THE DEBTORS. WHEN USED IN

THIS DOCUMENT, THE WORDS “ANTICIPATE,” “BELIEVE,” “ESTIMATE,” “EXPECT,” “INTEND,” “PLAN,” “PROJECT,” “FORECAST,” “MAY,” “PREDICT,” “TARGET,” “POTENTIAL,” “PROPOSED,” “CONTEMPLATED,” “WILL,” “SHOULD,” “COULD,” “WOULD” AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE DEBTORS, THE REORGANIZED DEBTORS AND THEIR MANAGEMENT, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE DEBTORS INTEND FOR SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND THE DEBTORS SET FORTH THIS STATEMENT AND THE RISK FACTORS CONTAINED HEREIN TO COMPLY WITH SUCH SAFE HARBOR PROVISIONS. SUCH PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS REFLECT THE CURRENT VIEWS OF THE PLAN PROPONENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY FACTORS COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS THAT MAY BE EXPRESSED OR IMPLIED BY SUCH PROJECTED FINANCIAL INFORMATION AND FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, THE RISKS DISCUSSED IN THIS DISCLOSURE STATEMENT ENTITLED “RISK FACTORS” AND RISKS, UNCERTAINTIES AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN FILINGS MADE BY CERTAIN OF THE DEBTORS WITH THE SEC AND OTHER REGULATORY AUTHORITIES. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION OR OTHER FORWARD-LOOKING STATEMENTS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THE PLAN PROPONENTS DO NOT INTEND, AND DO NOT ASSUME ANY DUTY OR OBLIGATION, TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS, WHETHER AS THE RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS OTHERWISE REQUIRED BY LAW.
     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS AGAINST THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.
     IN ACCORDANCE WITH THE BANKRUPTCY CODE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC

PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.
     THE PLAN PROPONENTS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT SOLELY FOR PURPOSES OF INFORMING HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN OR OBJECTING TO CONFIRMATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PERSON FOR ANY OTHER PURPOSE. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS. THIS DISCLOSURE STATEMENT SHALL NOT BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER, AND SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR THE REORGANIZED DEBTORS OR ANY OTHER PARTY-IN-INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES LAW OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.
ARTICLE I.
INTRODUCTION
A. Overview
     The Debtors (defined below), Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP (collectively, “Yucaipa”) and The            Teamsters National Automobile Transportation Industry Negotiating Committee (“TNATINC” and, collectively with Yucaipa and the Debtors, the “Plan Proponents”) hereby submit this Disclosure Statement pursuant to Section 1125(b) of Title 11, United States Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), and Rule 3017 of the Federal Rules of Bankruptcy Procedure, in connection with the Joint Plan of Reorganization of Allied Holdings, Inc. (“Allied Holdings”), Allied Automotive Group, Inc. (“AAG”), Allied Systems, Ltd. (L.P.), Allied Systems (Canada) Company, QAT, Inc., RMX LLC, Transport Support LLC, F.J. Boutell Driveaway LLC, Allied Freight Broker LLC, GACS Incorporated (“GACS”), Commercial Carriers, Inc. (“CCI”), Axis Group, Inc., Axis Netherlands, LLC, Axis Areta, LLC, Logistic Technology, LLC, Logistic Systems, LLC, CT Services, Inc., Cordin Transport LLC, Terminal Services LLC, Axis Canada Company, Ace Operations, LLC, and AH Industries Inc., debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) filed by the Plan Proponents on March 2, 2007 (the “Plan”). A copy of the Plan is attached hereto as Exhibit A. All capitalized terms used but not defined in the Disclosure Statement shall have the respective meanings ascribed to such terms in the Plan, unless otherwise noted. In the event of any inconsistency between the

Disclosure Statement and the Plan, the terms of the Plan shall govern and such inconsistency shall be resolved in favor of the Plan.
     The Debtors’ Board of Directors reserves the right, in the exercise of their fiduciary duties to the Estates, to cause the Debtors to withdraw their support of the Plan. In the event the Debtors withdraw their support of the Plan, the remaining Plan Proponents may proceed to attempt to achieve confirmation of the Plan without delay.
     The purpose of this Disclosure Statement is to enable you, as a Holder whose Claim is Impaired under the Plan, to make an informed decision in exercising your right to accept or reject the Plan.
     By order dated                     , 2007 (the “Disclosure Statement Approval Order”), the United States Bankruptcy Court for the Northern District of Georgia (such court or, in the event that such court ceases to exercise jurisdiction over any Chapter 11 Case in lieu of another court, such other court, shall be referred to as the “Bankruptcy Court”) has found that this Disclosure Statement provides adequate information to enable Holders of Claims that are Impaired under the Plan to make an informed judgment in exercising their right to vote for acceptance or rejection of the Plan.
B. Purpose of the Plan
     The Plan provides for an equitable distribution to Holders of Allowed Claims of the Debtors, preserves the value of the Debtors’ businesses as a going concerns, and preserves the jobs of the Debtors’ employees. Moreover, the Plan Proponents believe that Holders of Allowed Claims will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation.
     The Plan is supported by the Debtors, Yucaipa (the Debtors’ largest single unsecured creditor), TNATINC (which represents the interests of approximately 3300 union members employed by the Debtors) and the Creditors’ Committee (subject to certain approval rights set forth below and in the Plan). The linchpin to the reorganization of the Debtors is an amendment to the Collective Bargaining Agreement between TNATINC and the Debtors. The Plan incorporates that amendment. TNATINC asserts that no better labor deal will be obtainable than the one provided by that amendment. As described further below, a deal was reached to avoid the possibility of a strike and potentially the ultimate liquidation of the Debtors. The Plan Proponents believe that the Plan will lead to reorganization, the satisfaction of hundreds of millions of claims and the preservation of thousands of jobs.
C. Summary of the Plan
     Under the Plan, the Debtors will be reorganized through, among other things, the consummation of the following transactions: (i) payment in Cash of the DIP Facility Claims, (ii) payment in Cash, Reinstatement, return of collateral or other treatment of Other Secured Claims agreed between the Holder of each such Claim and Yucaipa, (iii) distribution of New Common Stock on a Pro Rata basis to the Holders of Allowed General Unsecured Claims,

(iv) cancellation of the existing Interests in the Debtors, (v) assumption of Assumed Contracts, (vi) the funding of the Exit Financing. A chart reflecting the post-Effective Date corporate organization structure of the Reorganized Debtors is attached to the Disclosure Statement as Exhibit F.
     The Plan contemplates the reorganization and ongoing business operations of the Debtors, and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to Sections 1129(a) and 1123 of the Bankruptcy Code. The Plan classifies all Claims against and Interests in the Debtors into eleven (11) separate Classes (Class 1A et seq through Class 7C). Holders of Allowed Other Secured Claims will be paid in full, receive their collateral back, receive payments over time or receive some other treatment that provides them with the “indubitable equivalent” of their claims. Holders of Allowed Administrative Expense Claims and Holders of Allowed Priority Non-Tax Claims will generally receive a one-time Cash payment equal to the Allowed Claim amounts of such Claims in satisfaction of such Claims. Each Holder of an Allowed Priority Tax Claim will receive the Treatment set forth in Section 4.2(b) of the Plan. Holders of Allowed General Unsecured Claims will receive a Pro Rata Distribution of New Allied Holdings Common Stock. Holders of equity interests will receive nothing under the Plan.
D. Debtors’ Principal Assets and Indebtedness
     The principal assets of Allied Holdings include the stock of AAG and each of its direct and indirect subsidiaries, Axis Group, Inc. and each of its direct and indirect subsidiaries, AH Industries Inc, and Haul Insurance Limited (not one of the Debtors). The principal assets of AAG include its automobile hauling businesses and the stock of its direct and indirect subsidiaries. The principal assets of Axis Group, Inc. include its vehicle distribution and transportation support services and related businesses and the stock of its direct and indirect subsidiaries. The principal assets of AH Industries Inc. are intercompany receivables. The operations of the Debtors are described more fully in Article III hereof. A pre-Effective Date corporate chart of the Debtors is set forth in Exhibit F hereto.
     The principal indebtedness of the Debtors includes the following: (1) DIP Lender Claims, (2) Other Secured Claims, and (3) General Unsecured Claims, including Prepetition Notes Claims.
E. Treatment of Claims and Interests
     A brief summary of the Classes, the treatment of each Class, and the voting rights of each Class is set forth in the table below. A complete description of the treatment of each Class is set forth in Article III of the Plan and Article IV of this Disclosure Statement. Parties should refer to those sections for a complete description of the proposed treatment for each Class.

		Estimated				Estimated
		Aggregate Allowed		Class	Class	Percentage
Class	Description	Amount	Class Treatment	Status	Voting Rights	Recovery
1	Other Secured Claims	$0.00	Each Holder shall receive any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 1 Claim; (ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 1 Claim, of a value, as of the Effective Date, of at least the value of such Holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (iii) the property of the Debtors securing such Holder’s Allowed Class 1 Claim; (iv) Cash payments or Liens amounting to the indubitable equivalent of the value of such Holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (v) Reinstatement of such Allowed Class 1 Claim; or (vi)(after the consultation with the Debtors and the Creditors’ Committee) such other treatment as Yucaipa and such Holder shall have agreed upon in writing.	Unimpaired with respect to subsections (i) and (v) of the paragraph titled “Treatment” under Section 3.1(2) of the Plan; Impaired with respect to subsections (ii), (iii), (iv) and (vi) of such paragraph	Unimpaired Other Secured Claims deemed to accept Plan and not entitled to vote; Impaired Other Secured Claims entitled to vote	N.A.

		Estimated				Estimated
		Aggregate Allowed		Class	Class	Percentage
Class	Description	Amount	Class Treatment	Status	Voting Rights	Recovery
2	Priority Non-Tax Claims	$0.00	To the extent that such Claim is due and owing on the Effective Date, such Claim will be paid in full in Cash on the Effective Date; to the extent that such Claim is not due and owing on the Effective Date, such Claim will be paid in full in Cash when such Claim becomes due and owing in the ordinary course of business; such a Claim may also be treated in any other manner that would render such Claim unimpaired pursuant to Bankruptcy Code Section 1124	Unimpaired	Deemed to accept Plan; not entitled to vote	N.A.

3	Workers’ Compensation Claims	N/A	Such Claims are unaltered by the Plan	Unimpaired	Deemed to accept Plan; not entitled to vote	100%

4A	General Unsecured Claims	$196.9 million	A Holder shall receive a pro rata distribution of New Allied Holdings Common Stock	Impaired	Entitled to vote	[ ] %

4B	Insured Claims	$14.5 million	A Holder of such a Claim shall receive the same treatment as the Holder of a Class 4A Claim, provided, however, that the Allowed Amount of such a Claim shall be limited to the sum of the applicable self-insured retention or deductible under the relevant insurance policy and the amount, if any, that such Claim exceeds the total coverage available from the relevant insurance policies	Impaired	Entitled to vote	[ ] %

		Estimated				Estimated
		Aggregate Allowed		Class	Class	Percentage
Class	Description	Amount	Class Treatment	Status	Voting Rights	Recovery
4C	Other Insured Claims	$3.0 million	A Holder of such a Claim shall receive the same treatment as the Holder of a Class 4A Claim, provided, however, that the Allowed Amount of such a Claim shall be limited to the sum of the applicable self-insured retention or deductible under the relevant insurance policy and the amount, if any, that such Claim exceeds the total coverage available from the relevant insurance policies	Impaired	Entitled to vote	[ ] %

5	Intercompany Claims	N/A	No holder of an Allowed Intercompany Claim will receive or retain any property of the Debtors under the Plan on account of such Claim; provided, however, that Intercompany Claims may be capitalized, satisfied, or preserved either directly or indirectly or in whole or part. Any Intercompany Claim, or portion thereof, that is not so capitalized, satisfied, or preserved will be cancelled as of the Effective Date	Impaired	Deemed to reject Plan; not entitled to vote	0%

6	Subordinated General Unsecured Claims	N.A.	Subordinated General Unsecured Claims shall be canceled and Holder of Subordinated General Unsecured Claims shall not receive any Distributions on account of such Claims	Impaired	Deemed to reject Plan; not entitled to vote	N.A.

		Estimated				Estimated
		Aggregate Allowed		Class	Class	Percentage
Class	Description	Amount	Class Treatment	Status	Voting Rights	Recovery
7A	Old Allied Holdings Common Stock	N/A	The Old Allied Holdings Common Stock shall be cancelled and the Holders shall receive no Distributions on account thereof	Impaired	Deemed to reject Plan; not entitled to vote	0%

7B	Old Other Debtors Common Stock	N/A	The Old Other Debtors Common Stock shall be cancelled and the Holders shall receive no Distributions on account thereof	Impaired	Deemed to reject Plan; not entitled to vote	0%

7C	Old Allied Holdings Stock Rights	N/A	The Old Allied Holdings Stock Rights shall be cancelled and the Holders shall receive no Distributions on account thereof	Impaired	Deemed to reject Plan; not entitled to vote	0%
     Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, the Plan. Similarly, Claims of the DIP Lenders under the DIP Loan Facility (i.e., that certain debtor-in-possession senior, secured credit facility entered into pursuant to that certain Senior Secured, Super Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith by and between the Debtors as borrowers and General Electric Capital Corporation as Administrative Agent, Collateral Agent, Revolver Agent and co-Syndication Agent, Morgan Stanley Senior, Inc. as Term Loan A Agent, Term Loan B Agent, Term Loan C Agent, co-Syndication Agent, co-Bookrunner and co-Term B Lead Arranger and the other DIP Lenders signatory thereto from time to time) are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with Article IV of the Plan. A more complete description of the treatment of Administrative Expense Claims and Priority Tax Claims is provided in Article IV of the Plan and Article IV, Section C of this Disclosure Statement.
     During the Chapter 11 Cases, the Holders of Prepetition Lender Claims with respect to the Prepetition Loan Facility (i.e., that certain senior, secured credit facility of approximately $180 million provided prior to the Petition Date by a group of lenders with Ableco Finance, LLC as collateral agent and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as administrative agent) received, in full and final satisfaction of their Claims, Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified for purposes of voting on or receiving Distributions under the plan. Thus, Holders of Prepetition Lender Claims are not entitled to vote to accept or reject the Plan.
F. Voting and Confirmation Procedures
     Accompanying this Disclosure Statement are copies of the following documents: (1) the Plan, which is annexed to this Disclosure Statement as Exhibit A; (2) a Notice to Voting Classes; and (3) a Ballot to be executed by Holders of certain Allowed Claims in Class 1 and all Allowed Claims in Classes 4A, 4B and 4C to accept or reject the Plan.
     This Disclosure Statement, the form of Ballot, and the related materials delivered together herewith (collectively, the “Solicitation Package”), are being furnished to Holders of certain Claims in Class 1 and all Claims in Classes 4A, 4B and 4C for the purpose of soliciting votes on the Plan.
     If you did not receive a Ballot in your Solicitation Package, and believe that you should have received a Ballot, please contact the Claims Agent and Voting Agent, JP Morgan Trust Company, N.A., P.O. Box 56636, Jacksonville, FL 32241-6636; or by telephone at (866) 890-0607 (or local (904) 807-3023) or counsel to the Debtors, Troutman Sanders LLP, 5200 Bank of America Plaza, 600 Peachtree Street, N.E., attn: Harris B. Winsberg, Esq., facsimile no. (404) 885-3900.
     1. Who May Vote
     Pursuant to the provisions of the Bankruptcy Code, only classes of Claims or Interests that are “impaired” and that are not deemed as a matter of law to have rejected a plan of reorganization under Section 1126(g) of the Bankruptcy Code are entitled to vote to accept or reject the Plan. Any class that is unimpaired within the meaning set forth in Section 1124 of the Bankruptcy Code (“Unimpaired”) is not entitled to vote to accept or reject a plan of reorganization and is conclusively presumed to have accepted the Plan. As set forth in Section 1124 of the Bankruptcy Code, a class is “impaired” if legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified or altered. For purposes of the Plan only, Holders of certain Allowed Claims in Class 1 and all Allowed Claims in Classes 4A, 4B and 4C are Impaired and are entitled to vote on the Plan.
     A Claim must be “Allowed” for purposes of voting in order for such creditor to have the right to vote. Generally, for voting purposes a Claim is deemed “Allowed” absent an objection to the Claim if (i) a Proof of Claim was timely filed, or (ii) if no Proof of Claim was filed, the Claim is identified in the Debtors’ Schedules as other than “disputed,” “contingent,” or “unliquidated,” and an amount of the Claim is specified in the Schedules, in which case the Claim will be deemed Allowed for the specified amount. In either case, when an objection to a Claim is filed, the Holder of such Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or deems the Claim to be Allowed for voting purposes.
     If you did not receive a Ballot and believe that you are entitled to vote on the Plan, you must either (a) obtain a Ballot pursuant to the instructions set forth above and timely submit such Ballot by the Voting Deadline, or (b) file a Motion pursuant to Federal Bankruptcy Rule 3018

with the Bankruptcy Court for the temporary allowance of your Claim for voting purposes by                     , 2007, or you will not be entitled to vote to accept or reject the Plan.
     THE REORGANIZED DEBTORS AND YUCAIPA IN ALL EVENTS RESERVE THE RIGHT THROUGH THE CLAIM RECONCILIATION PROCESS TO OBJECT TO OR SEEK TO DISALLOW ANY CLAIM FOR DISTRIBUTION PURPOSES UNDER THE PLAN, EVEN IF THE HOLDER OF SUCH CLAIM VOTED TO ACCEPT OR REJECT THE PLAN.
     2. Certain Risk Factors to Be Considered Prior to Voting
     HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY CONSIDER THE RISKS SET FORTH IN ARTICLE VII HEREIN PRIOR TO ACCEPTING OR REJECTING THE PLAN.
     3. Voting Instructions and Voting Deadline
     All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement. No votes other than ones using such Ballots will be counted, except to the extent the Bankruptcy Court orders otherwise. The Bankruptcy Court has fixed ___, 2007 as the date (the “Voting Record Date”) for the determination of the Holders of Claims who are entitled to (a) receive a copy of this Disclosure Statement and all of the related materials and (b) vote to accept or reject the Plan. Accordingly, each Holder of an Allowed Claim in an Impaired Class of Claims as of the Voting Record Date, otherwise entitled to vote on the Plan pursuant to Article III of the Plan, shall be entitled to vote separately to accept or reject the Plan. After carefully reviewing the Plan and this Disclosure Statement, including the annexed exhibits, please indicate your acceptance or rejection of the Plan on the Ballot and return such Ballot in the enclosed envelope by no later than                     , 2007 to:

By mail:	By hand delivery or courier:
Allied Holdings, Inc.	Allied Holdings, Inc.
c/o JP Morgan Trust Company, N.A.	c/o JP Morgan Trust Company, N.A.
P.O. Box 56636	8475 Western Way, Suite 110
Jacksonville, FL 32241-6636	Jacksonville, FL 32256
     BALLOTS MUST BE COMPLETED AND RECEIVED NO LATER THAN 5:00 P.M. (EASTERN TIME) ON                     , 2007 (THE “VOTING DEADLINE”). ANY BALLOT THAT IS NOT EXECUTED BY A DULY AUTHORIZED PERSON SHALL NOT BE COUNTED. ANY BALLOT THAT IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT THAT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED TO BE AN ACCEPTANCE. ANY BALLOT THAT IS FAXED SHALL NOT BE COUNTED IN THE VOTING TO ACCEPT OR REJECT THE PLAN, UNLESS THAT BALLOT IS ACCEPTED IN THE PLAN PROPONENTS’ DISCRETION.

     4. Who to Contact for More Information
     If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact the Claims Agent at the address indicated above or by telephone at (866) 890-0607 (or local (904) 807-3023). If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please call Troutman Sanders LLP at (404) 885-2506.
     Allied Holdings files annual, quarterly and current reports, proxy statements and/or other information with the SEC. Should you want more information regarding the Debtors, please refer to the annual, quarterly and current reports and proxy statements, as applicable, filed with the SEC regarding those entities. Specifically, you are encouraged to read the following documents, which are incorporated herein by reference:
•	Annual Reports on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006; and

•	Other Reports on Form 8-K.
     You may read and copy any document Allied Holdings files with the SEC at the SEC’s public reference room located at: 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. SEC filings for Allied Holdings are also available to the public on the SEC’s website at www.sec.gov.
     5. Acceptance or Rejection of the Plan
     The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in that class that cast ballots for acceptance or rejection of the plan. Assuming that at least one Impaired Class votes to accept the Plan, the Plan Proponents will seek to confirm the Plan under Section 1129(b) of the Bankruptcy Code, which permits the confirmation of a plan notwithstanding the non-acceptance by one or more Impaired classes of Claims or Interests. Under Section 1129(b) of the Bankruptcy Code, a plan may be confirmed if (a) the plan has been accepted by at least one Impaired class of Claims and (b) the Bankruptcy Court determines that the plan does not discriminate unfairly and is “fair and equitable” with respect to the non-accepting classes. A more detailed discussion of these requirements is provided in Article V of this Disclosure Statement.
     6. Time and Place of the Confirmation Hearing
     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

     Pursuant to Section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing to commence on                     , 2007 at ___.m. (Eastern time), before the Honorable C. Ray Mullins, of the United States Bankruptcy Court for the Northern District of Georgia, in                      Courtroom 1203, United States Courthouse, 75 Spring Street, S.W., Atlanta, Georgia. A notice setting forth the time and date of the Confirmation Hearing has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of such adjourned hearing date by the Bankruptcy Court in open court at such hearing.
     7. Objections to the Plan
     Any objection to confirmation of the Plan must be in writing; must comply with the Bankruptcy Code, Bankruptcy Rules, and the Local Rules of the Bankruptcy Court; and must be filed with the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division, 75 Spring Street, S.W., Atlanta, Georgia 30303, and served upon the following parties, so as to be received no later than                     , 2007 at 4:00 ___.m. (Eastern time): (a) Robert Klyman, Esq., Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007 (counsel for Yucaipa), (b) Frederick Perillo, Esq., Previant, Goldberg, Uelmen, Gratz, Miller & Brueggeman, S.C., 1555 N. River Center Dr., Suite 202, Milwaukee, WI 53212 (counsel for the TNATINC), (c) Jeffrey Kelley, Esq., Troutman Sanders LLP, 5200 Bank of America Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216 (counsel for Debtors); (d) R. Jeneane Treace, Office of the United States Trustee, 75 Spring Street, S.W., Atlanta, Georgia 30303; and (e) Jonathan B. Alter, Esq., Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103 (counsel for the Official Committee of Unsecured Creditors (the “Creditors’ Committee”)).
     FOR THE REASONS SET FORTH BELOW, THE PLAN PROPONENTS URGE YOU TO RETURN YOUR BALLOT “ACCEPTING” THE PLAN.
ARTICLE II.
GENERAL INFORMATION REGARDING THE DEBTORS
FOR MORE DETAILED INFORMATION ABOUT THE DEBTORS, PLEASE ALSO REVIEW
THE SEC FILINGS REFERENCED ABOVE IN I(F)(4) ABOVE
A. Formation and History of the Debtors
     Allied was founded as “Motor Convoy” in 1934. Following industry deregulation in the early 1980s, Allied expanded geographically through acquisitions. In 1986, Motor Convoy and Auto Convoy, a carhaul company based in Dallas, Texas, formed a joint venture, which allowed the companies to enter new markets in Texas, Missouri, Louisiana, and Kentucky. The two firms merged in 1988 to create Allied Systems. In 1993, the new company went public as Allied Holdings, Inc., a company incorporated under the laws of the state of Georgia.

     In 1994, Allied obtained approximately 90% of the Canadian motor carrier market when it acquired Auto Haulaway. In 1997, Allied became the major auto transporter in North America by acquiring certain subsidiaries of Ryder System, Inc. known as “Ryder Automotive Group” (such acquisition being referred to as the “Ryder Acquisition”), a move that expanded Allied’s operations in the western section of the U.S. and substantially increased the volume of Allied’s business with certain customers, particularly General Motors.
     In an effort to expand internationally, in 1988, through its subsidiary Axis Group, Inc. (“Axis”), Allied formed a Brazilian joint venture to provide logistics services to the auto transport market in the Mercosur region of South America. A year later, Allied set up an Axis related business unit in Mexico. Allied sold its interest in the Brazilian joint venture in 2001. In 1999, a joint venture with AutoLogic Holdings (a logistics firm serving the car industry in Belgium, France, the Netherlands, and the UK) was created to manage Ford’s distribution of vehicles in the United Kingdom. Allied sold its interest in this joint venture in 2001.
     In 2000, Axis purchased CT Group, Inc., a provider of vehicle inspection services to the pre-owned and off-lease vehicle market. In 2001, Axis established a deal with Toyota Motor Sales to provide vehicle tracking of more than 1.5 million units per year.
     Since 2000, Allied has made no significant acquisitions. Instead, Allied has focused on the restructuring and streamlining of operations, including closing terminals deemed to be non-performing, exiting unprofitable business and focusing on cost reduction initiatives. Positive developments in these areas were, however, hampered by Allied’s historically high debt level and an aging fleet, as well as by certain automotive industry dynamics including but not limited to the rising costs of fuel, the decline in new vehicle production by certain major customers, the increase in non-union competition and increasing labor costs. These challenges culminated in the Debtors’ Chapter 11 filings on July 31, 2005 (the “Petition Date”).
     Today, Allied’s corporate headquarters office is located at 160 Clairemont Avenue, Decatur, Georgia 30030. Allied services span the finished vehicle continuum, and include vehicle transportation, car-hauling, intramodal transport, inspection, accessorization, yard management, title storage and dealer preparatory services. Through direct and indirect subsidiaries, Allied is the leading company in North America specializing in the delivery of new and used vehicles.
     Allied Holdings is the ultimate parent company of all Allied affiliates. Allied Holdings has four direct subsidiaries, three of which are Debtors, and one which is not. AAG (collectively, with all of its direct and indirect subsidiaries, the “Automotive Group”) is a direct subsidiary of Allied Holdings which is a Debtor; it provides the “short-haul” vehicle delivery services that are Allied’s main business operations (comprising approximately 97% of Allied’s 2005 revenues (which exceeded $890 million). Axis (collectively, with all of its direct and indirect subsidiaries, the “Axis Group”) is another of Allied Holdings’ direct subsidiaries that is a Debtor. The Axis Group provides support services with respect to vehicle distribution and transportation services. The third direct subsidiary which is a Debtor, AH Industries Inc., is not currently providing delivery services or support services. The direct subsidiary that is not a Debtor is Haul Insurance

Limited (Cayman) (“Haul”). Haul is a captive insurance company which, pursuant to the provisions of the Bankruptcy Code, was not eligible to be a debtor in a bankruptcy case.
B. The Debtors’ Business Operations
     On the Petition Date, the Automotive Group owned approximately 3,400 “Rigs,” leased 453 additional Rigs, and utilized approximately 590 owner-operator Rigs. Using these Rigs, the Automotive Group serves and supports all the major domestic and foreign automobile manufacturers, operating primarily in the “short-haul” segment, a segment of the automotive transportation industry with average hauled distances of less than 200 miles. Though there is limited public information available about the Allied’s competitors, most of whom are privately-owned companies, Allied believes that Allied Automotive Group is by far the largest motor carrier in North America, based on the number of vehicles it delivers annually versus total vehicles produced as well as revenues generated from vehicle deliveries. The Automotive Group’s largest customers are General Motors, Ford, DaimlerChrysler, Toyota and Honda. During 2005 and 2006, these customers accounted for approximately 88% of the Automotive Group’s revenues. Other North American customers include the major foreign manufacturers, namely Mazda, Nissan, Isuzu, Volkswagen, Hyundai, and KIA.
     The Axis Group complements the services provided by the Automotive Group, providing vehicle distribution and transportation support services to both the pre-owned and new vehicle markets as well as to other segments of the automotive industry. Other services provided by the Axis Group to the automotive industry include automobile inspections, auction and yard management services, vehicle tracking, vehicle accessorization, title storage and dealer preparatory services.
     The Automotive Group operates a total of approximately 75 terminals while Axis Group operates approximately 40. The Debtors’ day-to-day operations are directed from these terminals. The Automotive Group’s terminals rely upon one customer service center in Decatur, Georgia to design optimal loads for each Rig. The Axis Group’s carrier management services rely upon a separate customer dispatch center in Decatur, Georgia to coordinate pickup and delivery of customer vehicles. Terminal staffing varies based on a number of factors including complexity, size, delivery profile and number of customers served but may include a terminal manager, an assistant terminal manager, an operations manager, a shop manager, a quality or safety manager (these two positions are sometimes combined), yard supervisors, mechanics, dispatchers, an office supervisor and administrative associates. Allied’s corporate office (in Decatur, Georgia) provides some centralized management services for the Automotive Group and the Axis Group, including logistics and load planning, information technology, sales and marketing, purchasing, finance and accounting, human resources, legal services, planning, insurance and risk management.
     The Automotive Group has one-year or multi-year contracts in place with substantially all of its customers. However, most of these contracts can be terminated by either party upon a specified period of notice. These contracts establish rates for the transportation of vehicles and are generally based upon a fixed rate per vehicle transported, a variable rate for each mile that a vehicle is transported plus an administrative processing fee. Certain contracts provide for rate variation per vehicle depending on the size and weight of the vehicle. During 2005 and 2006, substantially all of the Automotive Group’s customers paid a fuel surcharge that allowed the Automotive Group to recover at least a portion of the fuel price increases that occurred during that time frame. Except in cases where the Automotive Group was able to obtain the customer’s agreement, these contracts do not permit the recovery of increases in fuel taxes or labor costs.
     The Automotive Group has developed and maintained long-term relationships with its significant customers and has historically been successful in negotiating the renewal of contracts with these customers. According to the Debtors, current customer contracts include the following:
•	a contract with DaimlerChrysler, which was renewed in December 2005, expires on September 30, 2007, and grants the Automotive Group primary carrier rights for 24 locations in the U.S. and 13 in Canada. The contract may be terminated by location on 150 days notice by either party. This contract, as renewed, provided for increases in underlying base rates which went into effect as of October 1, 2005 and again on October 1, 2006. This renewed agreement has been approved by the Bankruptcy Court;

•	a contract with General Motors which expires in December 2008 grants the Automotive Group primary carrier rights for 36 locations in the U.S. and Canada. This contract was renewed in December 2005 with a rate increase which went into effect January 1, 2006 and an increase which will go into effect on January 1, 2007. General Motors does not have the right to resource business at a location under the terms of the contract unless the Automotive Group fails to comply with service or quality standards at such location. Should an event of non-compliance occur, the Automotive Group has 30 days in which to cure. If the Automotive Group does not cure, General Motors may give 60 days notice of termination with respect to the applicable location. This renewed agreement has been approved by the Bankruptcy Court;

•	an agreement in principle with Toyota regarding a contract which will expire on March 31, 2007. This agreement in principle provides that the contract may be terminated by either party by giving 60 days notice and provided for an increase in base rates which went into effect on February 1, 2006 at locations which generated approximately 68% of the revenues for 2005 associated with the Toyota account. In addition, during the first quarter of 2006, Allied ceased performing vehicle delivery services at locations that generated approximately 32% of the 2005 revenues associated with the Toyota account. This agreement in principle remains subject to the execution of a definitive agreement and approval of the agreement by the Bankruptcy Court;

•	an agreement in principle with Ford Motor Company through Autogistics, which Allied understands to be the entity overseeing Ford’s vehicle delivery network. This agreement in principle grants the Automotive Group primary carrier rights for 22 locations in the U.S. and Canada. The agreement in principle provides for Allied to retain all of its business in North America for Ford for a two-year term expiring December 31, 2007, required Allied to reduce its rates at one location served for Ford effective December 2005, and allows Allied to increase rates on all business served to Ford, effective January 1, 2007. The agreement in principle contemplates that each party to the contract will have the right to terminate the agreement by location on 75 days notice. This agreement in principle remains subject to the execution of a definitive agreement and approval of the agreement by the Bankruptcy Court; and

•	a contract with American Honda Motor Company for vehicles delivered in the United States which extends the Automotive Group’s current contract with Honda in the United States through March 31, 2009. Pursuant to the terms of the agreement which was renewed in March 2006, Allied will continue performing vehicle delivery services at all of the locations in the United States that it currently serves for Honda. The contract renewal included an increase in the underlying rates paid by Honda to Allied for vehicle delivery services which went into effect on April 1, 2006, and for increases which will go into effect on April 1, 2007 and on April 1, 2008. Honda’s current fuel surcharge program with Allied will remain in place during the term of the agreement. The assumption of this agreement has been approved by the Bankruptcy Court.
     Under written contracts, the Automotive Group has served Ford since 1934, DaimlerChrysler since 1979 and General Motors since 1997. The Plan Proponents anticipate that the Automotive Group will be able to continue these relationships with its customers without interruption of service but can provide no assurance that the Automotive Group will be able to successfully renew these contracts on terms satisfactory to us on or prior to their expiration dates or without a loss of market share or that the Automotive Group will be able to continue to serve these customers without service interruption.
C. Employees
     As of February 1, 2007, the Debtors had approximately 5,500 active employees, of which approximately 3,300 are represented by TNATINC.
D. Competitive Factors Affecting the Debtors’ Businesses
     In 1997, after the Ryder Acquisition, the Automotive Group became the largest transporter of new vehicles in the U.S. and Canada. However, between 1997 and 2000, the Automotive Group lost market share primarily as a result of customers’ decisions to remove certain business from its portfolio. Between 2001 and 2006, the Automotive Group lost market share primarily as a result of decisions to close certain unprofitable terminals, return certain unprofitable business to its customers and certain pricing actions. In addition, during 2002, Allied decided to terminate its services to substantially all Nissan customers located in the U.S.
     The Automotive Group continues to be the largest motor carrier in North America specializing in the transportation of new automobiles, SUVs and light trucks via its specialized Rigs for all the major domestic and foreign automotive manufacturers. However, the Automotive Group was losing market share prior to and during these Chapter 11 Cases. The Automotive Group is attempting to reduce its market share losses on the basis of superior customer relationships and value propositions, by differentiating itself from its competitors on the basis of reliability through its experienced and reliable drivers, effective management, productive and service-driven operations, extensive and flexible distribution network, and management of risk, particularly with respect to cargo claims, worker injuries and traffic accidents. The Automotive Group also hopes to differentiate its service based on its extensive capacity, the flexibility of its distribution network and reliability of execution.
     One of the Automotive Group’s major competitors is Performance Transportation Services, Inc. (“PTS”), which is the parent company for E & L Transport Company, Hadley Auto Transport and Leaseway Auto Carrier. PTS is the second largest unionized automobile-hauling company in North America. PTS and each of these three subsidiaries filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code in January 2006. PTS emerged from Chapter 11 on January 26, 2007. Yucaipa owns the majority of the equity interests in PTS and has appointed designees to the PTS board of directors.
     After the Effective Date, the Reorganized Debtors will consider selling, subject to the discretion of Yucaipa, all of their assets utilized in connection with their operations in Canada (the “Canadian Operations Sale”). If the Reorganized Debtors engage in a sale process with respect to the Canadian Operations Sale, it is contemplated that PTS would act as a stalking horse bidder for such a sale. In order for a Canadian Operations Sale to be effectuated, the value of the consideration received by the Reorganized Debtors must equal or exceed the imputed value of the Canadian operations, as derived from the implied EBITDA multiples used in the valuation of the Reorganized Debtors set forth in Exhibit E to the Disclosure Statement.
     Allied Automotive Group’s other primary competitors include:
•	Jack Cooper Transport Co., Inc. (“Jack Cooper”);

•	Cassens Transport Company (“Cassens”);

•	Active Transportation (“Active”);

•	The Waggoners Trucking (“Waggoners”);

•	Fleet Car-lease, Inc. (“Fleet”); and

•	United Road Services, Inc. (“United Road”).
     The Rig capacity represented by the non-union sector is substantial and a growing material challenge to the union companies. The labor force of E & L Transport Company, Hadley Auto Transport, Leaseway Auto Carrier, Jack Cooper, Cassens and Active are unionized while those of Waggoners, Fleet and United Road are non-unionized. TNATINC believes that Allied’s unionized competitors have the same labor, wage and benefit costs as Allied. These companies provide services similar to those that the Automotive Group provides and some, particularly those that are non-unionized, may be able to provide these services at lower prices or in a more flexible manner.

E. Regulatory Factors Affecting the Debtors’ Businesses
     1. Trade Regulation
     Certain of Allied’s subsidiaries domiciled in the U.S. are regulated by the U.S. Department of Transportation (“DOT”) along with various state agencies. Allied’s Canadian subsidiary is regulated by the National Transportation Agency of Canada along with various provincial transport boards. Regulations by these agencies include restrictions on truck and trailer length, height, width, maximum weight capacity and other specifications.
     In addition, Allied’s interstate motor carrier operations are subject to safety requirements prescribed by the DOT. These regulations were amended effective January 1, 2004 to require shorter hours of service for drivers of commercial motor vehicles. Because some of Allied’s business consists of relatively short hauls, not all of Allied’s drivers were affected by the new regulations. Allied estimates that approximately 60% of its drivers were affected by the new regulations, which served to decrease their flexibility and hours of service. The reduced flexibility and hours of service had no material impact on Allied’s operating costs due to Allied’s relatively short length of haul. Other regulations include safety regulations by the DOT in the design of Rigs as well as environmental laws and regulations enforced by federal, state, provincial, and local agencies.
     2. Environmental Regulation
     Environmental laws and regulations affect the regulatory environment in which the Automotive Group’s terminals operate. Areas regulated include the treatment, storage and disposal of waste, and the storage and handling of lubricants. To ensure compliance with environmental laws and regulations, the Automotive Group maintains regular ongoing testing programs for underground storage tanks located at its terminals.
     Future regulatory and legislative changes within the motor carrier transportation industry can affect the economics of the automobile-hauling industry by requiring changes in operating policies or by influencing the demand for, and the cost of providing services to shippers. While the Plan Proponents believe Allied is in compliance, in all material respects, with the various regulations, any failure to so comply, as well as any changes in the regulation of the industry through legislative, judicial, administrative or other action, could materially and adversely affect Allied.
F. Pre-Petition Capital Structure of the Debtors
     As of the Petition Date, the Debtors owed approximately $330 million in funded debt. This debt was comprised of approximately $180 million of obligations under the Debtors’ prepetition senior secured credit facility (the “Prepetition Loan Facility”) and $150 million of borrowings evidenced by unsecured notes (the “Prepetition Notes”) issued pursuant to the terms of the Prepetition Notes Indenture.

     1. The Prepetition Loan Facility
     The Prepetition Loan Facility was provided by a group of lenders (collectively, the “Prepetition Lenders”) with Ableco Finance, LLC (operated by Cerberus Partners LP) as collateral agent (‘Prepetition Collateral Agent”) and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as administrative agent (“Prepetition Administrative Agent,” and together with the Prepetition Collateral Agent, the “Prepetition Agents”). The Prepetition Loan Facility was comprised of the following two (2) facilities: (i) a revolving credit facility pursuant to which certain Prepetition Lenders committed to advance loans and provide letters of credit in an aggregate principal amount of up to $90 million (the “Prepetition Revolver”), and (ii) three (3) term loans (Terms A, B & C) pursuant to which certain Prepetition Lenders advanced loans in an aggregate principal amount of $145 million (individually, a “Prepetition Term Loan” and, collectively, the “Prepetition Term Loans”). The Prepetition Revolver provided for advances and for the issuance of letters of credit and the availability under the Prepetition Revolver was calculated by a borrowing base, which was comprised of a percentage of the net amount of eligible accounts receivable and a percentage of the orderly liquidation value of the Rigs, with reserves and contractual limits. The Prepetition Loan Facility was secured by substantially all of the Debtors’ assets, including accounts receivable, Rigs, real estate and a pledge of stock of certain subsidiaries (the “Prepetition Collateral”). Excluded from the Prepetition Collateral was restricted cash, cash equivalents and investments.
     Immediately prior to the Petition Date, the outstanding advances and the face amount of the letters of credit issued by the Prepetition Lenders under the Prepetition Loan Facility totaled approximately $180 million. Outstanding advances under the Prepetition Revolver were about $24,000,000 and the face amount of the outstanding letters of credit issued by the Prepetition Lenders under the Prepetition Revolver totaled about $43,000,000, for a total of about $67,000,000. Also, as of the Petition Date, the principal amount outstanding under the Prepetition Term Loans totaled approximately $113,600,000.
     Each of the interest rates for the Prepetition Revolver and the Prepetition Term Loans varied based on several different factors. For example, at management’s discretion, the interest rate for the Prepetition Revolver could be set at the Prime Rate plus 1.5% or LIBOR plus 4.5%. As of March 31, 2005, the interest rate on the Prepetition Revolver was 7.25%. Also on that date, the interest rates for the Term A and Term B Prepetition Term Loans were 11.5% and 14.25%, respectively. As of May 14, 2005, the interest rate on the Term C Prepetition Term Loan was 14.50%.
     2. The Prepetition Notes
     On September 30, 1997, Allied Holdings borrowed the principal amount of $150 million by issuing, through a private placement, the Prepetition Notes in that principal amount, bearing interest at 8 5/8%. The Prepetition Notes are the subject of a trust indenture (the “Indenture”) and are now registered with the Securities and Exchange Commission. The net proceeds from the Prepetition Notes were used principally to fund the Ryder Acquisition. The Prepetition Notes are payable in semi-annual installments of interest only and mature on October 1, 2007. The obligations under the Prepetition Notes are general unsecured obligations of Allied Holdings and are guaranteed by all but three of Allied Holdings’ direct and indirect subsidiaries. The three non-guarantor subsidiaries, Haul Insurance Limited, Areta SRL and Axis Logistica, are not Debtors. Wells Fargo National Bank Association, in its capacity as trustee for the Indenture, was appointed by the United States Trustee to be a member of the Creditors’ Committee. Yucaipa, one of the Plan Proponents, owns approximately $98.8 million of the Prepetition Notes.
ARTICLE III.
THE CHAPTER 11 CASES
A. Events Leading to the Filing of the Chapter 11 Cases
     The factors that contributed to the Debtors’ need for bankruptcy relief fell into three broad categories: (a) decreasing revenues, (b) increasing expenses, and (c) the consequent difficulty of servicing debt and maintaining adequate liquidity. Some of the specific factors were:
(a)	significant reduction in original equipment manufacture (“OEM”) production by automobile manufacturers in North America over the three-year period prior to the Petition Date, particularly at the Big Three;

(b)	escalating labor costs for both United States and Canadian employees;

(c)	substantial debt burden and debt-service expense;

(d)	continued excess Rig capacity in the automotive delivery market, leading to increased pricing competition;

(e)	increases in diesel fuel costs not fully offset by the Allied’s fuel surcharge programs;

(f)	the inability to maintain compliance with covenants in the Prepetition Loan Facility;

(g)	the inability to achieve the liquidity required by Allied;

(h)	significant recurring capital expenditures and maintenance costs associated with the fleet of Rigs; and

(i)	an increase in collateral required to support workers’ compensation claims.
     As a result of decreasing revenue and increasing expenses, the Debtors suffered net losses in the years just prior to the filing of the Chapter 11 Cases. For example, in the year ending December 31, 2003, the Debtors suffered a net loss of approximately $8.6 million. In the year ending December 31, 2004, the Debtors’ net loss increased to approximately $53.9 million.
     1. Decreasing Revenues

     The automobile transportation industry in which the Debtors operate is dependant upon the volume of new automobiles, SUVs and light trucks manufactured in North America and those manufactured outside of North America but sold in North America. The automotive industry is highly cyclical, and the demand for new automobiles, SUVs and light trucks is directly affected by such external factors as general economic conditions, unemployment, consumer confidence, governmental policy and the availability of affordable new car financing. When these and other factors cause a significant decline in OEM production, distribution or sales in North America, they have a material adverse effect on the Debtors’ revenues.
     Since 2002, there has been significant reduction in OEM production levels in North America. In 2002, the aggregate industry OEM production in North America was approximately 16.4 million units. In 2003, OEM production in North America decreased to 15.8 million units (a 6.5% decrease from 2002). In 2004, while OEM production in North America remained static at approximately 15.8 million units, North American OEM production by the Big Three (which account for 73% of Allied’s revenues from delivery services) decreased by approximately 400,000 units from the prior year (from 11.6 million units in 2003 to 11.2 million units in 2004, a decrease of approximately 3.5%).
     The continuing decrease in North American OEM production since 2002 (and, particularly, the significant decrease in North American OEM production by the Big Three) had a material adverse effect on the Debtors’ revenues. In the fiscal year ending December 31, 2002, the Debtors’ revenues were approximately $898.06 million. In 2003, revenues fell to approximately $865.46 million (a decrease of approximately $32.6 million). In 2004, while the Debtors’ revenues increased to approximately $895.2 million, they still fell short of the 2002 figures. In addition, approximately $19 million of the Debtors’ 2004 revenues were attributable to amounts paid by customers to the Debtors to offset, at least partially, the rising cost of diesel fuel during 2004.
     Excess Rig capacity in the vehicle haulaway market is another factor which caused a significant reduction in the Debtors’ revenues. There had been (and continues to be) an increase in competition by independent owner-operators, railroads and other rival companies in the short-haul segment of the automotive industry. In addition, an increase in the number and volume of business carried by non-union motor carriers has caused additional pricing competition. This has occurred during a period of time when the Debtors’ customers, particularly the Big Three, are seeking vendor cost reduction. The resulting lower prices for automotive transport, together with increasing financial pressures at the Big Three and the reduction in units available for transport, because of lower OEM production, had a significant negative impact on the Debtors’ revenues.
     2. Increasing Expenses
     While there were multiple areas where the Debtors’ expenses had been rising, increases in fuel expenses, labor expenses, maintenance and repair expenses, debt service expenses, insurance expenses and the need for ongoing significant increases for capital expenses had the most significant negative impact.

     It is common knowledge that fuel prices have increased significantly in the past few years. Since fuel is a major expense in the transportation of automotive vehicles, the increasing cost of fuel had a material adverse affect upon the Debtors. The Debtors sought to reduce fuel expenses by negotiating fuel surcharges with all of its customers. Certain of these fuel surcharges typically are adjusted at the beginning of each quarter based upon the fuel prices from the previous quarter. Thus, as to such surcharges, there is a one-quarter lag between the time fuel prices change and the time that the fuel surcharge is adjusted. This lag-time, coupled with fuel prices that continued to increase and fuel surcharges with certain customers that did not fully mitigate increases in fuel prices, caused the Debtors’ expenses to materially increase.
     The Debtors’ expenses also significantly increased as a result of escalating labor costs in the United States and Canada. These continually increasing costs, at a time when the Debtors’ gross revenues tied to OEM production levels were not improving, put an enormous amount of financial pressure on the Debtors, exposing them to significant risk of losing market share as agreements with customers were to be renewed and attempts to increase pricing in the current customer and competitive environment.
     In addition, the servicing of the Debtors’ funded debt of approximately $330 million required the dedication of a significant portion of the Debtors’ revenues. The servicing of this funded debt had become more costly for the Debtors. For example, for the year ending December 31, 2003, the Debtors’ interest expense was approximately $29,138,000. In 2004, the Debtors’ interest expense increased by more than $2 million to approximately $31,355,000.
     In addition, the Debtors experienced significant recurring capital expenditures, which were expected to materially increase. In 2004, the Debtors spent approximately $18.7 million for the purchase and remanufacture of Rigs and the purchase of replacement engines for the Rigs.
B. Corporate Governance of the Debtors During the Chapter 11 Cases
     1. Boards of Directors
     Allied Holdings’ Bylaws provide for the division of its Board of Directors into three classes, each class serving for a period of three years. Members of the three classes are as follows: (i) Guy W. Rutland, III, Robert R. Woodson and J. Leland Strange; (ii) Guy W. Rutland, IV, Berner F. Wilson, Jr. and Thomas E. Boland; and (iii) David G. Bannister, Robert J. Rutland, William P. Benton and Hugh E. Sawyer. The following table sets forth the most recent information concerning Allied Holdings’ directors:

Name	Expiration of Term
David G. Bannister	2006 annual shareholder meeting[1]
William P. Benton	2006 annual shareholder meeting
Thomas E. Boland	2007 annual shareholder meeting
Guy W. Rutland, III	2008 annual shareholder meeting

1 The 2006 shareholder meeting is scheduled to occur on May 17, 2007.

Name	Expiration of Term
Guy W. Rutland, IV	2007 annual shareholder meeting
Robert J. Rutland	2006 annual shareholder meeting
Hugh E. Sawyer	2006 annual shareholder meeting
J. Leland Strange	2008 annual shareholder meeting
Berner F. Wilson, Jr.	2007 annual shareholder meeting
Robert R. Woodson	2008 annual shareholder meeting
     David G. Bannister became a director of Allied Holdings in 1993. Mr. Bannister is Senior Vice President of Strategy and Development of FTI Consulting, Inc. and has held that position since June 2005. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated. Mr. Bannister also serves on the Board of Directors of Landstar Systems, Inc.
     William P. Benton became a director of Allied Holdings in February 1998. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing worldwide after a 37-year career with that company. During this time Mr. Benton held the following major positions: VP/General Manager of Lincoln/ Mercury Division; VP/ General Manager Ford Division; 4 years in Europe as Group VP Ford of Europe; and a member of the company’s Product Planning Committee, responsible for all products of the company worldwide. Most recently Mr. Benton was vice chairman of Wells Rich Greene, an advertising agency in New York, from September 1986 to January 1997, and Executive Director of Ogilvy & Mather Worldwide, an advertising agency in New York from January 1997 to January 2002. Mr. Benton has been a director of Speedway Motor Sports, Inc. since February 1995, and a director of Sonic Automotive, Inc. since December 1997.
     Thomas E. Boland retired as Chairman of the Board of Wachovia Corporation of Georgia and Wachovia Bank of Georgia, N.A., in April, 1994. Mr. Boland joined Wachovia (formerly The First National Bank of Atlanta) in 1954 and was a senior executive in various capacities until his retirement. Mr. Boland has been Special Counsel to the President of Mercer University of Macon and Atlanta since October 1995. Mr. Boland currently serves on the boards of directors of Citizens Bancshares, Inc. and its subsidiary Citizens Trust Bank in Atlanta and Neighbors Bancshares, Inc. and its subsidiary Neighbors Bank, Alpharetta, Georgia. Mr. Boland is past chairman of the board of directors of Minbanc Capital Corporation of Washington, D.C. and formerly served on the boards of directors of InfiCorp Holdings, Inc., of Atlanta, and VISA International and VISA U.S.A. of San Mateo, California.
     Guy W. Rutland, III was elected Chairman Emeritus in December 1995 and served as Chairman of the Board of Allied Holdings from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of Allied Holdings’ subsidiaries.
     Guy W. Rutland, IV has been Senior Vice President of Performance Management and Chaplaincy of Allied Holdings since July 2001, and was Executive Vice President and Chief

Operating Officer of Allied Automotive Group, Inc. from February 2001 to July 2001. Mr. Rutland was Senior Vice President — Operations of AAG. from November 1997 to February 2001. Mr. Rutland was Vice President — Reengineering Core Team of AAG, from November 1996 to November 1997. From January 1996 to November 1996, Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd. From March 1995 to January 1996, Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. From 1993 to June 1994, Mr. Rutland was assigned to special projects with an assignment in Industrial Relations/ Labor Department and from 1988 to 1993, Mr. Rutland was Director of Performance Management for Allied Systems, Ltd.
     Robert J. Rutland has been Chairman of the Board of Directors of Allied Holdings since 1995, and served as Chairman and Chief Executive Officer of Allied Holdings from February 2001 to June 2001 and from December 1995 to December 1999. Mr. Rutland was the President and Chief Executive Officer of Allied Holdings from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of Allied Holdings’ subsidiaries. Mr. Rutland is a member of the board of directors of Fidelity National Bank, a national banking association.
     Hugh E. Sawyer has been President and Chief Executive Officer of Allied Holdings since June 2001. Mr. Sawyer served as President and Chief Executive Officer of Aegis Communications Group, Inc. from April 2000 to June 2001. Mr. Sawyer served as President of AAG from January 2000 to April 2000. Mr. Sawyer was President and Chief Executive Officer of National Linen Service, a subsidiary of National Service Industries, Inc., from 1996 to 2000, President of The Cunningham Group from 1995 to 1996 and President of Wells Fargo Armored Service Corp., a subsidiary of Borg-Warner Corp., from 1988 to 1995. Mr. Sawyer previously served as a member of the board of directors of Spiegel, Inc.
     J. Leland Strange is Chairman of the board of directors, Chief Executive Officer and President of Intelligent Systems Corporation and has been with that company since its merger with Quadram Corporation in 1982. Mr. Strange is Chairman of the Georgia Tech Research Corp. He serves on the advisory board of the Georgia Institute of Technology’s College of Management.
     Berner F. Wilson, Jr. retired as Vice President and Vice-Chairman of Allied Holdings in June 1999. Mr. Wilson was Secretary of Allied Holdings from December 1995 to June 1998. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of Allied Holdings’ subsidiaries. Mr. Wilson joined Allied in 1974 and held various finance, administration, and operations positions prior to his retirement in 1999. Mr. Wilson currently serves on the board of directors of Mountain Heritage Bank in Clayton, Georgia.
     Robert R. Woodson retired as a member of the board of directors of John H. Harland Company in April 1999 and served as its Chairman from October 1995 to April 1997. Mr. Woodson was also the President and Chief Executive Officer of John H. Harland Company

prior to October 1995. Mr. Woodson also served as a director of Haverty Furniture Companies, Inc. through May 2002.
     2. Senior Management
     The following table sets forth certain information regarding Allied Holdings’ executive officers:

Name	Age	Title
Robert J. Rutland	64	Chairman and Director
Hugh E. Sawyer	52	President, Chief Executive Officer, and Director
Guy W. Rutland, IV	42	Senior Vice President and Director
Thomas M. Duffy	46	Executive Vice President, General Counsel and Secretary
Thomas H. King	51	Executive Vice President and Chief Financial Officer
     The biographies of Robert J. Rutland, Hugh E. Sawyer and Guy W. Rutland, IV are provided above. The biographies of Thomas M. Duffy and Thomas H. King are provided below.
     Mr. Duffy has been Executive Vice President, General Counsel and Secretary of Allied Holdings since February 2004, was Senior Vice President, General Counsel and Secretary between November 2000 and February 2004, and was Vice President, General Counsel and Secretary from June 1998 to November 2000. Between May 1997 and June 1998, Mr. Duffy was a partner with the law firm of Troutman Sanders LLP. Prior to May 1997, Mr. Duffy was a partner with the law firm of Peterson Dillard Young Asselin & Powell LLP.
     Mr. King was appointed Executive Vice President and Chief Financial Officer of Allied Holdings on January 25, 2005, prior to which he served Allied as a full-time accounting consultant. Prior to August 2004 when he joined Allied as a full-time accounting consultant, Mr. King was with Tatum Partners, a consulting group, which he joined in 2000 that provides clients with a full range of chief financial officer services. While at Tatum Partners, Mr. King served as interim CFO and financial vice-president for a number of public and private companies. Prior to joining Tatum Partners, Mr. King served as Chief Financial Officer of John Galt Holdings, Ltd. & Affiliates. Mr. King is a certified public accountant and has worked at the accounting firms of Deloitte and Touche LLP and PricewaterhouseCoopers.
C. Significant Developments in the Chapter 11 Cases
     1. “First Day” Orders and Retention of Professionals
     On the Petition Date, the Debtors filed “first day” motions and applications with the Bankruptcy Court seeking relief to aid in the efficient administration of the Chapter 11 Cases and to facilitate the Debtors’ transition to debtor-in-possession status. These motions and applications were granted at the “first day” hearing held on August 1, 2005.

     The Debtors’ motion for interim approval2 to enter into the DIP Loan Facility was among those motions granted. As described below, the DIP Loan Facility provided the Debtors sufficient financing to continue their business operations and pay off the balance of the Prepetition Loan Facility in full.
     Also at the first-day hearing, the Debtors’ received Bankruptcy Court permission to retain a panel of professionals to assist the Debtors in their reorganizations. Pursuant to the Bankruptcy Court’s first-day orders and subsequent retention orders, the following professionals were retained: Troutman Sanders LLP, as counsel to the Debtors; Miller Buckfire & Co., LLC, as the Debtors’ financial advisor and investment banker; JP Morgan Trust Company, National Association, as claims, noticing and balloting/voting agent for the Chapter 11 Cases; Mercer Human Resource Consulting, Inc., as the Debtors’ human resources consultants; Kekst and Company, Incorporated, as the Debtors’ corporate communications consultants; Ogletree, Deakins, Nash, Smoak & Stewart P.C., as the Debtors’ special labor law counsel; Lamberth, Cifelli, Stokes & Stout, PA, as the Debtors’ conflicts counsel; and Hays Financial Consulting, LLC, as the Debtors’ administrative compliance consultants. Subsequently, the Bankruptcy Court entered orders approving the retention of KPMG LLP as the Debtors’ auditors and accounting advisors, DeLoitte Tax LLP as the Debtors’ tax services provider, and Gowling LaFleur Henderson LLP as the Debtors’ Canadian counsel.
     Finally, the Debtors sought and obtained several first-day orders from the Bankruptcy Court intended to enable the Debtors to operate in the normal course of business during the Chapter 11 process. Among other things, these orders authorized the Debtors to:
•	procedurally consolidate and jointly administer their Chapter 11 cases;

•	operate their consolidated cash management system during the Chapter 11 cases in substantially the same manner as it was operated prior to the commencement of the Chapter 11 cases;

•	pay certain prepetition employee salaries, wages, and benefits;

•	reimburse employees’ prepetition business expenses;

•	pay prepetition sales, payroll, and use taxes owed by the Debtors;

•	pay prepetition obligations to customers and certain customs brokers, common carriers and warehousemen;

•	maintain and pay obligations with respect to insurance programs, including obligations arising from the financing of insurance premiums;

•	pay prepetition claims of certain critical vendors and service providers; and

•	pay post-petition utility service invoices.

[2] The Bankruptcy Court entered a final order approving the DIP Loan Facility on August 24, 2006.

     2. Appointment of the Official Committee of Unsecured Creditors
     On August 5, 2005, the United States Trustee appointed the Creditors’ Committee pursuant to Section 1102(a) of the Bankruptcy Code. The members of the Creditors’ Committee that were appointed were: Wells Fargo Bank National Association, as Indenture Trustee, International Brotherhood of Teamsters, Cummins South, Inc., Exotic Auto Transport, LLC, D. E. Shaw Laminar Portfolios, LLC, Eton Park Capital Management, L.P. as representative and Manager of Eton Park Funds and Stanfield Capital Partners, LLC. Stanfield Capital Partners, LLC and Eton Park Capital Management, L.P. each subsequently resigned from the Creditors’ Committee. By orders entered on September 2, 2005, the Creditors’ Committee was authorized to retain Bingham McCutchen LLP as counsel to the Creditors’ Committee, Nelson Mullins Riley & Scarborough, LLP as co-counsel to the Creditors’ Committee, Chanin Capital Partners LLC as financial advisors to the Creditors’ Committee and Fasken Martineau Dumoulin LLP as Canadian counsel for the Creditors’ Committee. Fasken Martineau Dumoulin LLP was subsequently replaced by Lang Michener LLP as counsel for the Creditors’ Committee.
     3. Debtor-In-Possession Financing
     As part of the “first day” hearing in the Chapter 11 Case the Debtors sought authorization to enter into the DIP Loan Facility which would provide financing of $230 million consisting of a revolving loan for up to $130 million which included a $75 million subfacility for letters of credit (the “DIP Revolving Loan”), a $20 million term loan (“DIP Term Loan A”) and an $80 million term loan (“DIP Term Loan B”). On August 1, 2005, the Bankruptcy Court entered an order (the “Interim DIP Order”) that authorized the Debtors to enter into the DIP Loan Facility on an interim basis and authorized the Debtors to utilize approximately $18,845,135 to payoff, in full, all amounts owed to the Prepetition Lenders under the Prepetition Loan Facility. On August 24, 2005, the Bankruptcy Court entered a final order approving the DIP Loan Facility. At the time of the approval of the DIP Loan Facility, the lenders under the DIP Loan Facility were General Electric Capital Corporation (“GE Capital”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Marathon Structured Finance Fund, L.P. (“Marathon”) and other lenders.
     Pursuant to the Interim DIP Order, borrowings under the DIP Loan Facility were used to refinance in full the Prepetition Lender Claims. Upon satisfaction of all obligations of the Debtors under the Prepetition Loan Facility, the Prepetition Lenders released all the liens in their favor which attached to any property of the Debtors. The DIP Loan Facility was originally secured by first priority liens on substantially all of the Debtors’ assets subject to a carve-out of $1.5 million for payment of professional expenses. The DIP Loan Facility contained financial covenants requiring the Debtors to maintain minimum levels of earnings before certain corporate items, interest, taxes, depreciation, and amortization (“Operating EBITDA”), as defined.
     Paragraph 19(b) of the Final DIP Order provided that, without further order of the Bankruptcy Court, the Debtors, the DIP Lenders and the DIP Facility Lenders (as defined in the Final DIP Order) could agree to modify or amend the DIP Loan Facility to shorten the maturity of the extensions of credit thereunder, or decrease the rate of interest or the letter of credit fees payable thereunder, provided, however, that notice of any material modification or amendment to the DIP Loan Facility was to be provided to the Creditors’ Committee and the U.S. Trustee, each of which was to have five (5) days from the date of such notice within which to object in writing. Further, in the event that any such objection was timely filed, the modification or amendment to the DIP Loan Facility would only be permitted pursuant to order of the Bankruptcy Court.
     Pursuant to the authority set forth in Paragraph 19(b) of the Final DIP Order, the Debtors amended the DIP Loan Facility as follows: (i) on August 30, 2005, the Debtors filed a Notice of the First Amendment to the DIP Loan Facility (the “First Amendment”), and no objection was received; (ii) on November 1, 2005, the Debtors filed a Notice of Second Amendment to the DIP Loan Facility (the “Second Amendment”), and no objection was received; (iii) on November 21, 2005, the Debtors filed a notice of Third Amendment to the DIP Loan Facility (the “Third Amendment”), and no objection was received; (iv) on April 19, 2006, the Debtors filed a notice of Fourth Amendment to the DIP Loan Facility (the “Fourth Amendment”, together with the First Amendment, the Second Amendment and the Third Amendment, the “Other Amendments”). The Creditors’ Committee filed an objection to the Fourth Amendment. A hearing on such objection was held on May 15, 2006. On May 19, 2006, the Bankruptcy Court entered an order approving the Fourth Amendment.
     After the approval of the Fourth Amendment, the Debtors continued to have additional financing needs with respect to their respective business operations. Accordingly, on June 16, 2006, the Debtors filed a motion for authority to enter into a Fifth Amendment to the DIP Loan Facility (the “Fifth Amendment”) which would provide an additional funds for the Debtors’ business operations through a $30 million term loan (“DIP Term Loan C”) to be provided by Morgan Stanley in whole or in part if Morgan Stanley were to arrange for other participating lenders. On June 30, 2006, the Bankruptcy Court entered an interim order approving the Fifth Amendment. On July 13, 2006, the Bankruptcy Court entered a final order approving the Fifth Amendment which provided the Debtors with an additional $30 million in financing. Finally, on January 10, 2007, the Debtors filed their motion seeking approval of a sixth amendment to the DIP Loan Facility (the “Sixth Amendment”) which extends the maturity date of the revolving loan portion of the DIP Loan Facility from February 7, 2007 to March 30, 2007. The remaining portions of the DIP Loan Facility will mature on June 30, 2007. Pursuant to the foregoing amendments, the Debtors cannot prepay such remaining portions of the DIP Loan Facility without incurring a fee of one-percent of the outstanding balance. On January 26, 2007, the Bankruptcy Court entered an order approving the Sixth Amendment. It is anticipated that maturity date of the revolving loan portion of the DIP Loan Facility will be extended or the DIP Loan Facility will be timely refinanced.
     4. Dissemination of Information About the Chapter 11 Cases
     The Debtors have been actively engaged in providing information about the Debtors’ businesses and proceedings in these Chapter 11 Cases to various parties-in-interest. The Debtors provided extensive information about the Debtors’ financial, corporate, and operational status to creditors at the initial meeting of creditors held pursuant to Section 341 of the Bankruptcy Code. The Debtors also have provided regular updates to the Creditors’ Committee through its counsel. Finally, the Debtors prepared and filed regular monthly operating reports with detailed financial information.

     5. Rejection/Assumption of Executory Contracts and Unexpired Leases
     As part of the review of their ongoing businesses, the Debtors have assessed their executory contracts and unexpired leases to identify those contracts that were no longer beneficial and those that remain valuable to the Debtors’ business operations.
     Pursuant to that review, the Debtors sought and received Bankruptcy Court approval to reject seven non-residential real property leases and one sublease. For a variety of reasons, the rejected leases and sublease were no longer advantageous to the Debtors’ businesses. For example, one lease was rejected because the Debtors were able to secure new property with more favorable lease terms, including lower rent. Other leases were rejected because changes to the Debtors’ customer base rendered the leased premises unusable. The non-residential real property leases rejected include leases between one of the Debtors and the following parties: Timberland Four Limited Partnership; Richview Construction Company Limited; 171862 Canada Inc.; Cornett Holdings, Ltd.; Hart Industrial Park, LLC; Norfolk and Western Railway Company; D&D Land Investments; and Volkswagen of America.
     In addition to these leases, the Debtors also rejected non-beneficial executory contracts, including various severance agreements and agreements between one of the Debtors and the following parties: Volkswagen of America (hauling agreement; port services and vehicle processing agreement); Auto-Trans Management Services (consulting agreement); 782777 Ontario Limited (purchase and sale agreement); CB Richard Ellis (listing agreement); Consolidated Rail Corporation (access agreement); Software Engineering of America, Inc. (software maintenance agreement); and USI of Georgia, Inc. (third party claims administration agreement).
     Also pursuant to their review of executory contracts and leases, the Debtors sought and received Bankruptcy Court approval to assume equipment leases, customer contracts, and real property leases that are favorable to the Debtors’ businesses. In some cases, the contract or lease was amended and then assumed as amended. Specifically, the Debtors have assumed two real property leases: a lease between Allied Systems, Ltd. and Norfolk Southern Railway Company; and the Debtors’ lease for their corporate headquarters located in Decatur, Georgia. The headquarters lease was assumed in June 2006 and expires by its own terms on December 31, 2007. The Debtors have also amended and assumed equipment leases between Allied Systems, Ltd. and the following parties: Banc of America Leasing & Capital, LLC; Chase Equipment Leasing, Inc.; and SunTrust Leasing Corporation. Finally, the Debtors have assumed and amended two customer contracts: an agreement between AAG and General Motors Corporation; and an agreement between Allied Systems, Ltd. and American Honda Motor Co., Inc.
     Yucaipa is reviewing the Debtors’ executory contracts and unexpired leases. The proposed treatment for executory contracts and leases that are not assumed or rejected prior to confirmation of the Plan is discussed in Section VIII of the Disclosure Statement.

     6. Sales of Assets
(a)	Real Property and Improvements in Georgetown, Kentucky
     On June 26, 2006, the Debtors obtained entry of an Order allowing them to sell 9.43 acres of land located in Georgetown, Kentucky, together with all improvements and fixtures located thereon and all appurtenances, easements and rights related thereto to Jack Cooper Transport Company, Inc. for the purchase price of $625,000. The property sold had been used by Allied as an office and truck maintenance facility. However, shifts in business resulted in Allied no longer conducting business operations in that geographic area.
(b)	Sale of Debtor Kar-Tainer International LLC as going concern and subsequent dismissal of its bankruptcy case
     At the time of the Petition Date, Kar-Tainer International LLC (one of the original twenty-three Debtors) and Kar-Tainer International (Pty) LTD (a non-Debtor which was wholly owned by non-Debtor Kar-Tainer Bermuda which is a wholly owned subsidiary of the Axis Group) served as the containerized vehicle shipping arm of Axis Group. In addition to the transportation of completely built up vehicles, the two companies (together, “Kar-Tainer”) had developed a special market niche in semi-knocked down vehicle transportation. Kar-Tainer designed and manufactured particular technology designed to meet its business objectives, including ramps, frames and cassettes and had patented its containerized loading systems. Certain of the intellectual property associated with Kar-Tainer’s business was owned by Allied Holdings (the “AHI/Kar-Tainer IP”).
     On October 4, 2006, the Debtors filed a motion seeking approval of the sale of the Debtors’ ownership interests in Kar-Tainer (the “Securities”) and the AHI/Kar-Tainer IP to Richard Cox for the purchase price of $2 million. On October 27, 2005, the Bankruptcy Court entered an order approving the sale of the Securities. As a result of the sale of the Securities, there was no need for Kar-Tainer International LLC to remain in bankruptcy. Accordingly, on December 20, 2005, the Bankruptcy Court entered an order dismissing the Kar-Tainer International LLC bankruptcy case (Case No. 05-12527).
(c)	Sale of Real Property Located in Windsor, Ontario
     During the course of the Chapter 11 Cases, the Debtors identified 15.11 acres of undeveloped land located in Windsor, Ontario (the “Windsor Property”) as a non-essential asset. The Debtors solicited bids for the sale of the Windsor Property and retained a real estate broker, Cushman & Wakefield LePage, Inc. to assist the sale effort. Ultimately, a purchase and sale agreement was presented to the Bankruptcy Court for approval, subject to higher and better offers. The Debtors received several overbids and determined that an auction was necessary. On November 1, 2006, an auction was held for the sale of the Windsor Property. All parties which presented an overbid and satisfied the preconditions for bidding were invited to attend the auction. The Debtors sought and obtained authority to consummate the sale of the Windsor Property to the prevailing bidder at auction, 1659579 Ontario Ltd at a purchase price of $4.3 million. The sale of the Windsor Property closed on December 8, 2006.

     7. Severance and Key Employee Retention
     To ensure the retention of employees critical to the Debtors’ continued operations, the Debtors filed a motion on September 27, 2005 to obtain authority to implement a key employee retention program (as amended, the “KERP”) which provides for severance, retention bonuses and emergence bonuses for certain employees of the Debtors determined by the Board of Directors of Allied Holdings to be eligible to participate in the KERP (such employees shall be referred to as “Eligible Employees”). On January 6, 2006, the Bankruptcy Court entered an order approving the KERP as amended pursuant to the Bankruptcy Court’s direction.
     The KERP, as approved by the Court, divides Eligible Employees into five “tiers” – Tier 1a (comprised of one Eligible Employee, Allied Holdings’ President and Chief Executive Officer), Tier 1b (comprised of two Eligible Employees, (a) Allied Holdings’ Executive Vice President of Finance and Chief Financial Officer and (b) Allied Holdings’ Executive Vice President, General Counsel and Secretary), Tier 2 (comprised of nine Eligible Employees in senior management positions), Tier 3 (comprised of nineteen Eligible Employees in high level management positions) and Tier 4 (comprised of 49 Eligible Employees in management positions). For each Eligible Employee, the severance, retention bonus and emergency bonuses is calculated as a certain percentage of the particular Eligible Employee’s “Annual Base Salary” which is the annualized rate of all regular cash compensation excluding bonus payments and other items of extraordinary compensation, but including any regular cash compensation which is contributed to an Allied benefit plan pursuant to a salary deferral or reduction agreement (such as a 401(k) contribution). The particular percentage utilized for such calculation depends upon the particular tier of the Eligible Employee.
     The following tables provide summaries of the severance and retention and bonus programs under the KERP:
Severance

Tier	Percentage of Annual Base Salary	Date Eligible
1a	not more than 150%	After date upon which Eligible Employee incurs an Involuntary Termination of employment without Cause or Voluntary Termination or Voluntary Termination for Good Reason (with all capitalized terms have the meaning subscribed to them in the KERP)

1b	not more than 150%	After date upon which Eligible Employee incurs an Involuntary Termination of employment without Cause or Voluntary Termination or Voluntary Termination for Good Reason

2	not more than 100%	After date upon which Eligible Employee incurs an Involuntary Termination of

Tier	Percentage of Annual Base Salary	Date Eligible
employment without Cause or Voluntary Termination or Voluntary Termination for Good Reason

3	not more than 50%	After date upon which Eligible Employee incurs an Involuntary Termination of employment without Cause or Voluntary Termination or Voluntary Termination for Good Reason

4	not more than 25%	After date upon which Eligible Employee incurs an Involuntary Termination of employment without Cause or Voluntary Termination or Voluntary Termination for Good Reason
Retention and Emergence Bonuses

Tier	Percentage of Annual Base Salary	Date Eligible
1a	Was to be 75%; however, the only Eligible Employee has waived his right to this bonus.	N.A.

1b	75%	30% of such amount on the day the Plan was filed; 35% on the Confirmation Date; and 35% on the Effective Date of the Plan

2	50.4% to 70%	30% of such amount on the day the Plan was filed; 35% on the Confirmation Date; and 35% on the Effective Date of the Plan

3	35% to 50%	25% on February 28, 2006; 25% on earlier of April 30, 2006 or the date the Plan was filed; 25% at the Confirmation Date; and 25% on the Effective Date of the Plan

4	20% to 25%	25% on February 28, 2006; 25% on earlier of April 30, 2006 or the date the Plan was filed; 25% at the Confirmation Date; and 25% on the Effective Date of the Plan

     In addition, the KERP provided the Debtors the authority to distribute up to $150,000 in discretionary bonuses to employees that were not Eligible Employees, provided, however, that no single employee could receive more than $30,000 in such discretionary bonuses.
     8. Post-Petition Financial Performance
     The Debtors’ financial performance since the Petition Date is summarized in monthly operating reports that the Debtors have filed with the Bankruptcy Court. The monthly operating reports are available from the Bankruptcy Court’s website (https://ecf.ganb.uscourts.gov/).
     9. Claims Bar Date and Claims Summary
     On November 16, 2005, the Bankruptcy Court entered an order (the “Bar Date Order”) fixing February 17, 2006 as the deadline by which all creditors must file proofs of claim in the Chapter 11 Cases. The Bar Date Order also approved the form and manner of notice of the Bar Date. By December 1, 2005, notice of the Bar Date Order was sent to all known Holders of Claims against the Debtors, all counterparties to executory contracts or unexpired leases with the Debtors, and other parties in interest as required by the Bar Date Order. Notice of the Bar Date Order was also published in The Wall Street Journal (National Edition) on January 16, 2006, USA Today (National Edition) on January 16, 2006, and The Fulton County Daily Report on January 17, 2006.
     The Debtors estimate that they have approximately $200 million of claims subject to compromise. This amount includes Claims that have been characterized by the purported Holders of the Claims as Claims that are Priority Claims, Secured Claims and Unsecured Claims. As of the date of this Disclosure Statement, the Plan Proponents conducted only a preliminary review of these Claims to determine whether they are properly classified, duplicative, or invalid for any other reason. Based on their preliminary review, with regard to the Impaired Classes, the Plan Proponents currently estimate that the aggregate Allowed amount of (i) Other Secured Claims will be zero, (ii) General Unsecured Claims will be approximately $196.9 million, (iii) Insured Claims will be approximately $14.5 million, and (iv) Other Insured Claims will be approximately $3.0 million. Because the Plan Proponents have not yet conducted an in-depth analysis of the Claims to determine which claims may be invalid, the Plan Proponents opted for a conservative approach in determining the estimates provided in this Disclosure Statement. Therefore, the Plan Proponents believe that the estimates provided herein represent the upper range of the amounts of Claims in the various Classes. Nevertheless, because the actual, final amounts of Allowed Claims will not be known until all Claims objections are resolved, it is possible that the actual allowed amount of General Unsecured Claims will be greater than that estimated by the Plan Proponents in this Disclosure Statement.
     10. Labor Issues
     Since the commencement of these chapter 11 cases, the Debtors have worked with the TNATINC to modify the existing collective bargaining agreements on mutually agreeable terms. By the spring of 2006, no significant progress had been made with respect to such negotiations. Also, at that time, the Debtors were facing a liquidity crisis. Thus, on April 13, 2006, the Debtors filed an emergency motion pursuant to Section 1113(e) of the Bankruptcy Code (the

“Interim Relief Motion”) for immediate interim wage relief from the United States Teamsters. The Interim Relief Motion sought a 10% wage reduction for union employees for the period from May 1, 2006 through and including June 30, 2006. Hearings on the Interim Relief Motion were held on April 26 and April 27, 2006. The Bankruptcy Court approved the Interim Relief Motion in an oral ruling on May 1, 2006 which was later memorialized in a written order entered on May 2, 2006. On February 9, 2007, the United States District Court for the Northern District of Georgia denied TNATINC’s motion for leave to appeal the Bankruptcy Court’s approval of the Interim Relief Motion. Under the terms of the stipulation between TNATINC and Yucaipa, TNATINC shall waive its right to appeal the Bankruptcy Court’s approval of the Interim Relief Motion and waive any right to claim an administrative expense claim as a result of the Bankruptcy Court’s approval of the Interim Relief Motion.
     On February 2, 2007, because they had still been unable to consensually resolve their labor issues with the TNATINC, the Debtors filed a motion to reject their collective bargaining agreements pursuant to section 1113 of the Bankruptcy Code (the “1113 Motion”). Yucaipa and the TNATINC have been able to resolve the labor issues with which the Debtors are faced. As a consequence, the Debtors and TNATINC stipulated to take the 1113 Motion “off calendar” and continue indefinitely the commencement of the hearing on the 1113 Motion. The terms of the amendments to the collective bargaining agreement between the Debtors and the IBT are set forth in Exhibit G hereto.
ARTICLE IV.
SUMMARY OF THE PLAN
     THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO INCLUDED IN THE PLAN SUPPLEMENT AND DEFINITIONS TO THE PLAN).
     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN.
     THE PLAN AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS’ ESTATES, THE

REORGANIZED DEBTORS, ALL PARTIES RECEIVING DISTRIBUTIONS UNDER THE PLAN AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER DOCUMENT REFERRED TO THEREIN, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.
A. Overview of Chapter 11
     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor can reorganize its business for the benefit of itself, its holders of claims and equity interests. Chapter 11 also strives to promote equality of treatment of similarly situated holders of claims and similarly situated holders of equity interests with respect to the distribution of a debtor’s assets.
     The commencement of a chapter 11 case creates an estate that is comprised of all the legal and equitable interests of a debtor as of the petition date. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”
     The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and equity interests in, a debtor. Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any holder of claims against or equity interests in the debtor, whether or not such holders of claims or equity interests (1) is impaired under or has accepted the plan or (2) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or confirmation order, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therewith the obligations specified under the confirmed plan.
     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the debtor’s holders of claims and equity interests. Pursuant to Section 1122 of the Bankruptcy Code, each class of claims against and equity interests in a debtor must contain claims or interests, whichever is applicable, that are substantially similar to the other claims or interests in such class. Further, a chapter 11 plan may specify that the legal, contractual and equitable rights of the holders of claims or equity interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are Unimpaired and, because of such favorable treatment, are deemed to accept the plan. Accordingly, a debtor need not solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes with claims or interests which are receiving a distribution under the plan but which are not Unimpaired will be solicited to vote to accept or reject the plan.

     In compliance with the requirements of Section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into various Classes and sets forth the treatment for each class. Further, the Plan Proponents believe that the Plan is in compliance with the requirements of Section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Plan Proponents intend, to the extent permitted by the Bankruptcy Court and the Plan (and after consultation with the Creditors’ Committee), to make such reasonable modifications to the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.
B. Classification of Claims and Interests
     1. Introduction
     The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of the Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Interests provided for in the Plan shall be in full and complete satisfaction, release and discharge of such Claims and Interests.
     2. Classification
     For purposes of classification, voting, and treatment under the Plan, Claims against all Debtors are classified in a single class regardless of whether such Claims are assertable against one or more of the Debtors. The Plan Proponents do not believe that such classification or treatment adversely impacts upon the rights of any Holder of a Claim. The Plan Proponents do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates for any purpose other than classification, voting and treatment under the Plan. Rather, the separate corporate existence of each of the Debtors is preserved under the Plan in accordance with Section 6.1 of the Plan.
     Except as otherwise provided in the Plan, nothing under the Plan is intended to or shall affect the Debtors’ or Reorganized Debtors’ rights and defenses in respect of any Claim that is “unimpaired” under the Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

     For purposes of classification and treatment under the Plan, Interests are treated in a two Classes, one for Interests held by persons or entities in Allied Holdings and the other for Interests held by a Debtor in another Debtor.
     The classification of Claims under the Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1 et seq.	Other Secured Claims	Unimpaired with respect to Sections (i) and (v) of the paragraph titled “Treatment” under Section 3.1(2) of the Plan; Impaired with respect to Sections (ii), (iii), (iv) and (vi) of such paragraph	No if Unimpaired; Yes if Impaired

2	Priority Non-Tax Claims	Unimpaired	No

3	Workers’ Compensation Claims	Unimpaired	No

4A	General Unsecured Claims	Impaired	Yes

4B	Insured Claims	Impaired	Yes

4C	Other Insured Claims	Impaired	Yes

5	Intercompany Claims	Impaired	No

6	Subordinated General Unsecured Claims	Impaired	No
     The classification of Interests under the Plan are as follows:

7A	Old Allied Holdings Common Stock	Impaired	No

7B	Old Other Debtors Common Stock	Impaired	No

7C	Old Allied Holdings Stock Rights	Impaired	No
     The Classes of Claims and Interests, as well as their treatment and an analysis of whether they are impaired or unimpaired, are described in more detail as follows:
          (a) Class 1 — Other Secured Claims. Class 1 consists of Allowed Other Secured Claims against each Debtor. This Class will be divided into subclasses designated by letters of the alphabet (Class 1A, Class 1B and so on), so that each Holder of any Secured Claim against each Debtor is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class, and except for a precautionary class of otherwise unclassified classes of Secured Claims. The Plan Proponents currently estimate that the total amount of Other Secured Claims that will be Allowed under the

Plan is zero. The Plan Proponents expect that the Claims of the members certain subclasses of Class 1 shall be Unimpaired under clauses (i) and (v) of this paragraph and the Claims of the members of certain subclasses of Class 1 shall be Impaired under clauses (ii), (iii), (iv) and (vi) of this paragraph. Each Holder of an Allowed Secured Claim in Class 1 shall, in the discretion of Yucaipa (after consultation with the Debtors and the Creditors’ Committee), receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Class 1 Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 1 Claim; (ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 1 Claim, of a value, as of the Effective Date, of at least the value of such Holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (iii) the property of the Debtors securing such Holder’s Allowed Class 1 Claim; (iv) Cash payments or Liens amounting to the indubitable equivalent of the value of such Holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (v) Reinstatement of such Allowed Class 1 Claim; or (vi) (after consultation with the Creditors’ Committee and the Debtors) such other treatment as Yucaipa and such Holder shall have agreed upon in writing.
     A list of all Class 1 Claims and the proposed treatment thereof will be filed with the Bankruptcy Court ten (10) days before the Voting Deadline. Such list may be amended, modified or supplemented by Yucaipa (after consultation with the Debtors and the Creditors’ Committee) as more fully described in the Plan.
Voting: Each Impaired Allowed Class 1 Claim shall be entitled to vote on confirmation of the Plan. Each Unimpaired Allowed Class 1 Claim is conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.
          (b) Class 2 — Priority Non-Tax Claims. Class 2 consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim. The legal, equitable and contractual rights of the Holders of Class 2 Priority Non-Tax Claims are unaltered by the Plan. Unless the Holder of such Claim and Yucaipa agree to a different treatment (after consultation with the Creditors’ Committee and the Debtors), each Holder of an Allowed Class 2 Priority Non-Tax Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Non-Tax Claim, one of the following alternative treatments:
     (i) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date; or
     (ii) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or
     (iii) such Claim will be otherwise treated in a manner so that such Claims shall be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.

     The proposed treatment of each Class 2 Priority Non-Tax Claim shall be selected by Yucaipa (after consultation with the Debtors and the Creditors’ Committee) and shall be disclosed within ten (10) days before the Voting Deadline.
Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Non-Tax Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.
          (c) Class 3 — Workers’ Compensation Claims. Class 3 Workers’ Compensation Claims consist of all claims by employees of the Debtors arising from or related to their employment with the Debtors for which the Debtors are required by state statute to maintain workers’ compensation insurance coverage through a program of either third party insurance, self-insurance, or state-sponsored insurance. Under the Plan, the Debtors will continue all of their workers’ compensation programs that were in effect on the Petition Date such that Workers’ Compensation Claims are unaltered by the Plan. Any Holder of a Workers’ Compensation Claim may proceed with such Claim before the appropriate state workers’ compensation board subject to the right of the Debtors or Reorganized Debtors, as applicable, to defend any such Claim. To the extent any such Claim is determined to be valid by the appropriate state workers’ compensation board, or other court having jurisdiction over such Claim, such Claim shall be paid from proceeds of the applicable insurance (or self-insurance) program that is maintained by the Debtors pursuant to their existing workers’ compensation programs.
Voting: Class 3 is an Unimpaired Class, and the Holders of Class 3 Workers’ Compensation Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3 are not entitled to vote to accept or reject the Plan.
          (d) Class 4A — General Unsecured Claims. The Plan Proponents estimate that the total amount of Allowed General Unsecured Claims that will be Allowed under the Plan is approximately $196.9 million. Each Holder of a Class 4A General Unsecured Claim will receive a Pro Rata share of the New Allied Holdings Common Stock.
Voting: Class 4A is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4A General Unsecured Claim is entitled to vote to accept or reject the Plan.
          (e) Class 4B — Insured Claims. Class 4B consists of all Tort Claims arising from an incident or occurrence alleged to have occurred prior to the Effective Date. Under the Plan, a “Tort Claim” means any Claim (including punitive damage claims to the extent permitted by the Bankruptcy Court and not otherwise subordinated under the Plan or applicable law), which arose prior to the Petition Date, that has not been settled, compromised or otherwise resolved that: (i) arises out of allegations of personal injury, wrongful death, property damage or similar legal theories of recovery; or (ii) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment. Each Holder of an Allowed Class 4B shall receive a Pro Rata Share of the New Allied Holdings Common Stock; provided, however, that the Allowed Amount of such a Claim shall be limited to the sum of the applicable self-insured retention or deductible under the relevant insurance policy and the amount, if any, that such Claim exceeds the total coverage available from the relevant insurance policies. The Plan Proponents estimate that Allowed Class 4B claims will aggregate $14.5 million.
Voting: Class 4B is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4B Insured Claim is entitled to vote to accept or reject the Plan.
          (f) Class 4C — Other Insured Claims. Class 4C consists of all Tort Claims arising from an incident or occurrence alleged to have occurred prior to the Effective Date and asserted against GACS and/or Commercial Carriers. For certain years, GACS and Commercial Carriers have insurance to cover product liability claims but the insurance is subject to a one million dollar self-insured retention per claim. Each Holder of an Other Insured Claim shall receive a Pro Rata Share of the New Allied Holdings Common Stock; provided, however, that the maximum allowed amount of an Allowed Other Insured Claim shall be limited to an amount equal to the applicable self-insured retention or deductible under the relevant insurance policy plus the amount by which the Allowed Other Insured Claim exceeds the total coverage available from the relevant insurance policies of the Debtors. The Plan Proponents estimate that Allowed Class 4C Claims will aggregate $3.0 million.
Voting: Class 4C is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4C Other Insured Claim is entitled to vote to accept or reject the Plan.
          (g) Class 5 — Intercompany Claims. Class 5 consists of all Claims by a Debtor against another Debtor. Under the Plan, on and as of the Effective Date, no Holder of an Allowed Intercompany Claim will receive or retain any property of the Debtors under the Plan on account of such Claim; provided, however, that Intercompany Claims may be capitalized, satisfied, or preserved either directly or indirectly or in whole or part. Any Intercompany Claim, or portion thereof, that is not so capitalized, satisfied, or preserved will be cancelled as of the Effective Date.
Voting: Class 5 is an Impaired Class, and the Holders of Class 5 Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 5 are not entitled to vote to accept or reject the Plan.
          (h) Class 6 — Subordinated General Unsecured Claims. Class 6 consists of (i) any Claim, or portion thereof, which is subordinated to the payment of all other General Unsecured Claims (other than Claims which are themselves Subordinated General Unsecured

Claims) pursuant to Section 510 of the Bankruptcy Code, any other applicable law, any order of the Bankruptcy Court or any applicable agreement, or (ii) any Claim for any fine, penalty, or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such Claim. Under the Plan, on and as of the Effective Date, such Claims shall be cancelled and the Holders thereof will receive no distribution on account thereof under the Plan.
Voting: Class 6 is an Impaired Class, and the Holders of Class 6 Claims are conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 6 are not entitled to vote to accept or reject the Plan.
          (i) Class 7A — Old Allied Holdings Common Stock. Class 7A consists of all Allowed Interests in Old Allied Holdings Common Stock. Under the Plan, on and as of the Effective Date, the Interests in Old Allied Holdings Common Stock will be cancelled and the Holders thereof will receive no distribution on account thereof under the Plan.
Voting: Class 7A is an Impaired Class, and the Holders of Class 7A Interests are conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore the Holders of Class 7A Interests are not entitled to vote to accept or reject the Plan.
          (j) Class 7B — Old Other Debtors Common Stock. Class 7B consists of all Allowed Interests in Old Other Debtors Common Stock. Under the Plan, Holders of Old Other Debtors Common Stock will not receive any distribution of property under the Plan on account of their interest in Old Other Debtors Common Stock and, on the Effective Date, all Interests in Old Other Debtors Common Stock will be cancelled.3
Voting: Class 7B is an Impaired Class, and the Holders of Class 7B Interests are conclusively deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore the Holders of Class 7B Interests are not entitled to vote to accept or reject the Plan.
          (k) Class 7C — Old Allied Holdings Stock Rights. Class 7C consists of all Old Allied Holdings Stock Rights. Holders of Allowed Old Allied Holdings Stock Rights will not receive any distribution of property under the Plan on account of their interest in Old Common Stock and, on the Effective Date, all Interests in Old Allied Holdings Stock Rights will be cancelled.
Voting: Class 7C is an Impaired Class, and the Holders of Class 7C Interests are conclusively deemed to have rejected the Plan

[3]	The foregoing may be modified by the Plan Proponents or the Reorganized Debtors at any time, after consultation with the Creditors’ Committee.

pursuant to Section 1126(g) of the Bankruptcy Code. Therefore the Holders of Class 7C Interests are not entitled to vote to accept or reject the Plan.
C. Treatment of Unclassified Claims.
     1. Summary
     Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, the Plan. Similarly, Claims of the DIP Lenders under the DIP Loan Facility are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such DIP Lender Claims are not entitled to vote on the Plan. All such DIP Lender Claims are instead treated separately in accordance with Article IV of the Plan and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code. In addition, during the Chapter 11 Cases, the Holders of Prepetition Lender Claims previously received, in full and final satisfaction of their Claims, Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lenders’ Claims are not classified or otherwise provided for in the Plan and the Holders of Prepetition Lenders’ Claims are not entitled to vote to accept or reject the Plan.
     2. Administrative Expense Claims
     Administrative Expense Claims are claims for payment of administrative expenses of a kind specified in Section 503(b) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, without limitation, post-petition wages, post-petition salaries, commissions for services rendered after the Petition Date, Professional Compensation and all fees and charges assessed against the Estates under Section 1930 of Title 28 of the United States Code. The Plan Proponents currently estimate that the amount of Administrative Expense Claims will total approximately [$___] million. Such claims include the actual, necessary expenses of preserving the Debtors’ assets incurred after the Petition Date, including post-petition trade payables, equipment and real estate leases, wages, salaries or commissions for services rendered after the Petition Date, Cure Amounts (amounts necessary to cure defaults under executory contracts or unexpired leases to be assumed pursuant to Section 5.1 of the Plan), Postpetition Tax Claims, Claims for Professional Compensation and Yucaipa’s Claim for substantial contribution and the Indenture Trustee Fees and Expenses. Subject to (x) the bar date provisions set forth below and (y) additional requirements for professionals and certain other entities set forth below, the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim, on account of its Administrative Expense Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Expense Claim on the later of (A) sixty (60) days after such Claim becomes Allowed or (B) the Effective Date (or as soon as practicable thereafter) unless the Holder, the Reorganized Debtors and Yucaipa agree in writing to other treatment of such Claim. Payment on an Administrative Expense Claim that arose in the ordinary course of the Debtors’ Business will not be made until such payment would have become due in the ordinary course of the Debtors’ business or under the terms of the legal obligation giving rise to the Claim in the absence of the Chapter 11 Cases.

          (a) Bar Date for Filing Administrative Expense Claims
     Except for Administrative Expense Claims of Professionals for Professional Compensation, which are addressed below, and except as otherwise provided below for (A) non-tax liabilities incurred in the ordinary course of business by each Debtor and (B) Postpetition Tax Claims and (C) Yucaipa’s Claim for substantial contribution and (D) the Indenture Trustee Fees and Expenses, requests for payment of Administrative Expense Claims must be Filed and served on counsel for the Reorganized Debtors and counsel for Yucaipa no later than (x) 30 days after the Effective Date of the Plan (the “Administrative Expense Claim Bar Date”) or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of the Administrative Expense Claim Bar Date. Holders of Administrative Expense Claims that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.
          (b) Final Application for Professional Compensation
     Except as provided in IV.C.2(e) below, Persons requesting Professional Compensation pursuant to any of Sections 327, 328, 330, 331, 363, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Confirmation Date shall File and serve on the Debtors, Reorganized Debtors, as the case may be, Yucaipa, the Creditors’ Committee (if still then in existence) and any other party entitled to receive a copy of such application pursuant to rule or order of the Bankruptcy Court, an application for final allowance of compensation and reimbursement of expenses on or before sixty (60) days after the Effective Date. The provisions of this paragraph shall not apply to any professional providing services pursuant to and subject to the limits contained in the Order Authorizing Employment of Professionals Utilized in the Ordinary Course of Business entered in the Chapter 11 Cases on or about August 2, 2005.
          (c) Ordinary Course Liabilities
     Holders of Administrative Expense Claims based on liabilities incurred after the Petition Date in the ordinary course of the Debtors’ business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Expense Claims shall be assumed and paid by the Reorganized Debtors, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claim, without any further action by the Holders of such Claims; provided that, notwithstanding the foregoing, the Reorganized Debtors reserve the right to dispute through any means permitted at law, equity and/or contract any Administrative Expense Claims based on liabilities incurred after the Petition Date in the ordinary course of the Debtors’ business that the Reorganized Debtors believe are incorrect, invalid or otherwise objectionable.
          (d) Postpetition Tax Claims
     All requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) one hundred and twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any

Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.
          (e) Yucaipa Claim for Substantial Contribution
     Yucaipa shall hold an Allowed Claim for substantial contribution under Section 503(b)(3) of the Bankruptcy Code for its fees and expenses incurred in connection with Yucaipa’s participation in the Debtors’ Chapter 11 Cases, if the Debtors successfully reorganize (including, without limitation, professional fees and the fees associated with retention of a new CEO for the Reorganized Debtors). Among other things, Yucaipa played a key role in negotiating and drafting the terms of the Plan and the new labor deal with TNATINC and played a key role in obtaining Exit Financing. No motion for allowance shall be required for the Debtors or Reorganized Debtors, as applicable, to pay Yucaipa’s Allowed Claim for substantial contribution on the Effective Date of the Plan in the amount of such fees and expenses. Yucaipa will provide a good faith estimate of its Allowed Claim for substantial contribution at or prior to the Confirmation Hearing.
          (f) Indenture Trustee Fees and Expenses
     No motion for allowance shall be required for the Debtors or the Reorganized Debtors, as applicable, to pay the Indenture Trustee Fees and Expenses, which shall be paid by the Reorganized Debtors on the Effective Date.
     3. Priority Tax Claims
     Priority Tax Claims include Unsecured Claims of governmental units for unpaid taxes entitled to priority under Section 507(a)(8) of the Bankruptcy Code. The Debtors currently estimate that the amount of Priority Tax Claims will be no more than $398,000. Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date either (a) will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder, Yucaipa or the Reorganized Debtors, (b) will receive deferred Cash payments, over a period ending not later than 6 years after the date of assessment, totaling the principal amount of such Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of 4% per annum from the Effective Date, or such lesser rate agreed to by a particular taxing authority, or (c) otherwise will be paid as provided for in an order of the Bankruptcy Court. The proposed treatment for each Holder of an Allowed Priority Tax Claim due and payable on the Effective Date shall be selected by Yucaipa and shall be disclosed in the Plan Supplement. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive after the Effective Date as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to Section 1141 of the Bankruptcy

Code. In accordance with Section 1124 of the Bankruptcy Code, the Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.
     4. DIP Lender Claims
     On the Effective Date, all outstanding Allowed amounts under the DIP Loan Facility shall be paid, in full, and in Cash by the Reorganized Debtors.
D. Means for Implementation of the Plan
     1. Sources of Funding for Distributions Under the Plan
     On the Effective Date, the Reorganized Debtors shall obtain the Exit Financing from the Exit Financing Lenders. The terms of the Exit Financing will be contained in the Plan Supplement. All Cash necessary for the Reorganized Debtors to make payments required by the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors and the Exit Financing. Cash payments to be made pursuant to the Plan shall be made by the Reorganized Debtors, provided, however, that the Debtors and Reorganized Debtors shall be entitled to transfer funds between and among themselves as may be necessary or appropriate to enable any of the Reorganized Debtors to satisfy their obligations under the Plan.
     2. Pooling of Claims/Limited Substantive Consolidation
     As set forth in Section 2.1 of the Plan, the Plan is premised on the substantive consolidation of all of the Debtors with respect to the treatment of all Claims and Interests except for the Other Secured Claims in Class 1, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the Class 1 Claims, which shall be deemed to apply separately with respect to the Plan proposed by each Debtor. This Plan shall serve as a request by the Plan Proponents, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation with respect to the treatment of all Claims and Interests other than Class 1 Claims as follows: on the Effective Date, (a) all Intercompany Claims will be eliminated (except as set forth in Section 3.7 in the Plan); (b) all Assets and liabilities of the Debtors will be merged or treated as though they were merged (except to the extent they secure any Allowed Other Secured Claim); (c) all guarantees of the Debtors of the obligations of any other Debtor and any joint or several liability of any of the Debtors shall be eliminated; and (d) each and every Claim or Interest (except for Other Secured Claims) against any Debtor shall be deemed Filed against the consolidated Debtors and all Claims (except for Other Secured Claims) Filed against more than one Debtor for the same liability shall be deemed one Claim against any obligation of the consolidated Debtors.
     Section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation. There has been a modern trend towards allowing substantive consolidation, as the judiciary recognized the widespread use of interrelated corporate structures operating under a parent entity’s umbrella for business and tax purposes. In re Murray Indus., 119 Bankr. 820, 830 (Bankr. M.D. Fla. 1990); see also In re Vecco Construction Indus., 4 Bankr. 407, 409 (Bankr. E.D. Va. 1980). The United States Court of Appeals for the Eleventh Circuit developed a standard for authorizing substantive consolidation pursuant to which the proponent of substantive consolidation must show that (i) there is a substantial identity between the entities to be consolidated and (ii) consolidation is necessary to avoid some harm or to realize some benefit. Eastgroup Properties v. Southern Motel Assoc., LTD., 935 F.2d 245, 249 (11th Cir. 1991). See also Reider v. F.D.I.C. (In re Reider), 31 F.3d 1102, 1107-1108 (11th Cir. 1994). Once this prima facie case for consolidation is made, the burden shifts to an objecting creditor to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation. Eastgroup, 935 F.2d at 249. If the objecting creditor makes this showing, then the court may order consolidation if it determines that the demonstrated benefits of consolidation “heavily” outweigh the harm. Id.
     In the Chapter 11 Cases, all of the Debtors are jointly and severally liable for the DIP Loan Facility and the Prepetition Notes. The value of the Reorganized Estates is not sufficient to satisfy those claims in full. Accordingly, limited substantive consolidation as set forth herein is warranted.
     3. Corporate Structure and Governance of the Reorganized Debtors
          (a) Continued Corporate Existence
     After the Effective Date, each of the Reorganized Debtors shall continue to exist in accordance with the law in the jurisdiction in which it is incorporated or organized and pursuant to its certificate of incorporation and bylaws or other applicable organizational document in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other applicable organizational document are amended under the Plan and as provided in the Amended Governing Documents and Amended By-Laws. On and after the Effective Date, all property of the Estates, including all Claims, rights and causes of action and any property acquired by any Debtor or Reorganized Debtor under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, each of the Reorganized Debtors may operate its business, may use, acquire and dispose of property, may retain, compensate and pay any professionals or advisors, and compromise or settle any Claims or Interests without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.
     Each Reorganized Debtor may, without the need for any further corporate act or other action under any applicable law, regulation, order or rule, issue authorized New Common Stock to the Reorganized Debtor that was that Debtor’s corporate parent prior to the Effective Date, so that each Reorganized Debtor will retain its 100% ownership of its pre-Petition subsidiary. The foregoing may be modified by the Plan Proponents or the Reorganized Debtors at any time, after consultation with the Debtors and the Creditors’ Committee.
     There are certain Affiliates of the Debtors that are not Debtors in the Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and, all of the Interests and other property interests in such non-Debtor Affiliates (other than non-Debtor Affiliates owned by certain other non-Debtor

Affiliates) shall vest in the applicable Reorganized Debtor as its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances and interests.
          (b) Amended Governing Documents and By-Laws
     The Amended Governing Documents (defined in the Plan as the amended and restated articles, partnership agreement or limited liability company operating agreement, as the case may be, of each of the Reorganized Debtors prepared pursuant to Article 7.1 of the Plan) and Amended By-Laws (defined in the Plan as the amended by-laws of the Reorganized Debtors prepared pursuant to Article 7.1 of the Plan) of each Reorganized Debtor shall be adopted as may be required in order that they are consistent with the provisions of the Plan and the Bankruptcy Code. In addition, the Amended Governing Documents for each of the Reorganized Debtors, shall, among other things, (a) authorize the issuance of common stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan, and (b) provide, pursuant to Section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities, and (ii) to the extent necessary, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended Governing Documents and Amended By-Laws of the Debtors will be contained in the Plan Supplement. Forms of the Amended Governing Documents and Amended By-Laws of the Reorganized Debtors will be contained in the Plan Supplement.
          (c) Authority to Take Actions
     Each of the matters provided for under the Plan involving the corporate, partnership or limited liability company structure of any Debtor or Reorganized Debtor or any corporate or limited liability company action to be taken by or required of any Debtor or Reorganized Debtor, including without limitation the adoption of the Amended Governing Documents and Amended By-Laws of each of the Reorganized Debtors as provided for in Section 7.1 of the Plan, the initial selection of directors and officers for the Reorganized Debtors, the Distribution of Cash pursuant to the Plan, the issuance and sale of New Common Stock, the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, and other matters involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of any of the Debtors or the Reorganized Debtors.
     Each of the Debtors and Reorganized Debtors, and their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or to otherwise comply with applicable law.

     The Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of the Plan.
          (d) Directors and Officers of Reorganized Debtors
     The Initial Board shall have five members, including a new CEO (who shall be selected by Yucaipa and shall be reasonably acceptable to TNATINC and the Creditors’ Committee), one member chosen by the Creditors’ Committee (who shall be reasonably acceptable to Yucaipa), and three other members selected by Yucaipa. Pursuant to the terms of the amended Collective Bargaining Agreement, TNATINC shall have certain observer rights with respect to the Initial Board. The proposed identity of the members of the Initial Board and the new CEO shall be disclosed on or prior to the date of the hearing on the approval of the Disclosure Statement with respect to the Plan, or as soon thereafter as practicable. The current CEO’s employment with the Debtors shall terminate prior to the Effective Date. The proposed identity of the members of the Initial Board and the new CEO shall be disclosed on or prior to the date of the hearing on the approval of the Disclosure Statement with respect to the Plan, or as soon thereafter as practicable. The remaining members of senior management who will continue to serve until the Effective Date shall do so pursuant to their respective existing terms of compensation and thereafter subject to terms and conditions mutually acceptable to the Initial Board and the applicable member of management. The Initial Board of Allied Holdings shall choose the members of the Boards of Directors of each of the other Reorganized Debtors on the Effective Date or as soon as practicable thereafter. Each of the Persons on the Initial Boards of Directors and each of the initial officers of the respective Reorganized Debtors shall serve in accordance with the Amended Governing Documents and Amended By-Laws of each of the respective Reorganized Debtors, as the same may be amended from time to time.
(e)	New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Plans
     As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees, subject to the relevant Amended Governing Documents.
(f)	Old Allied Holdings Common Stock, Old Other Debtors Common Stock and Old Allied Holdings Stock Rights
     On the Effective Date, all Old Allied Holdings Common Stock, Old Other Debtors Common Stock and Old Allied Holdings Stock Rights will be cancelled.
(g)	Effectuating Documents and Further Transactions
     Each of the Debtors or Reorganized Debtors, as appropriate, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.
          (h) Authorization and Issuance of New Common Stock
     On the Effective Date, the Reorganized Debtors are authorized to issue the New Common Stock in accordance with the provisions of the Plan. The issuance of New Common Stock and the Distributions thereof will be exempt from registration under applicable securities laws pursuant to Section 1145(a) of the Bankruptcy Code.
          (i) Reserve of New Allied Holdings Common Stock
     Reorganized Allied Holdings shall be authorized, without further act or action by the Initial Board and without further act or action under applicable law, regulation, order, or rule to reserve from the authorized shares of New Allied Holdings Common Stock, that number of shares of New Allied Holdings Common Stock required for issuance to the Holders of Allowed Claims as and when required under the Plan. The Initial Board may reduce the number of shares of New Allied Holdings Common Stock so reserved at any time as it deems appropriate to the extent it determines in good faith that such reserve is in excess of the number of shares needed to satisfy the foregoing requirements.
          (j) Listing of New Allied Holdings Common Stock
     In the event the Initial Board determines in its discretion to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, or if Reorganized Allied Holdings is required under applicable securities laws to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, Reorganized Allied Holdings shall use commercially reasonable efforts to list the New Allied Holdings Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system within one year of the Effective Date unless the Initial Board determines otherwise, with such efforts to commence as soon as reasonably practicable after the Effective Date. Reorganized Allied Holdings shall have no liability if it is unable to list the New Allied Holdings Common Stock as described above. Persons receiving Distributions of New Allied Holdings Common Stock, by accepting such Distributions, shall have agreed to cooperate with Reorganized Allied Holdings’ reasonable requests to assist Reorganized Allied Holdings in its efforts to list the New Allied Holdings Common Stock on a securities exchange or quotation system to the extent necessary.
     4. Exemption from Certain Transfer Taxes and Recording Fees
     Pursuant to Section 1146 of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or Entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     5. Retained Actions
     Except as set forth in Section 6.11 of the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, to the extent set forth below, and their respective successors, any assigns and future assigns will retain and may exclusively enforce any Causes of Action subject only to any express waiver or release thereof in the Plan or in any other contract, instrument, release, indenture or other agreement entered into in connection with the Plan (and consented to by Yucaipa in its sole discretion), and the Confirmation Order’s approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Causes of Action, and none of such Causes of Action is deemed waived, released or determined by virtue of the entry of the Confirmation Order or the occurrence of the Effective Date, notwithstanding that the specific Claims and Causes of Action are not identified or described. Absent such express waiver or release by the Debtors, the Reorganized Debtors, or their respective successors or assigns (with the consent of Yucaipa) may pursue Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors (or their successors or future assigns). All Causes of Action may be asserted or prosecuted before or after solicitation of votes on the Plan and before or after the Effective Date.
     Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Reorganized Debtors from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Causes of Action and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after Confirmation, the Effective Date or the consummation of the Plan. By example only, and without limiting the foregoing, the utilization or assertion of a Cause of Action, or the initiation of any proceeding with respect thereto against a Person, by the Reorganized Debtors or any successor to or assign of them, including the Liquidating Trustee, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of (a) the solicitation of a vote on the Plan from such Person or such Person ‘s predecessor in interest; (b) the Claim, Interest or Administrative Expense Claim of such Person or such Person’s predecessor in interest having been listed in a Debtor’s Schedules, List of Holders of Interests, or in the Plan, Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim or, Interest of the Person or such Person’s predecessor in interest; or (d) Confirmation of the Plan.
     Notwithstanding any allowance of a Claim, the Reorganized Debtors reserve the right to seek, among other things, to have such Claim disallowed if the Reorganized Debtor, at the appropriate time, determines that it has a defense under 11 U.S.C. § 502(d), e.g., the Reorganized Debtor holds an Avoidance Action against the Holder of such Claim and such Holder after demand refuses to pay the amount due in respect thereto.

E. Provisions Regarding Distributions
     1. Distributions for Claims Allowed as of the Effective Date
     Except as otherwise provided in Article VIII of the Plan and as to DIP Facility Claims, Distributions of Cash to be made on the Effective Date to Holders of Claims that are Allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (i) 90 days after the Effective Date and/or, as applicable (ii) 90 days after such later date when the applicable conditions of Section 5.2 of the Plan (regarding cure payments for Executory Contracts and Unexpired Leases being assumed) and Section 8.8 of the Plan (regarding undeliverable Distributions) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section 9.5 and Section 9.6 of the Plan.
     2. Disbursing Agent
     The Reorganized Debtors, or such Third Party Disbursing Agents as the Reorganized Debtors may employ in their sole discretion, will make all Distributions of Cash, New Allied Holdings Common Stock, and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other Entities to assist in or make the Distributions required by the Plan. Each Third Party Disbursing Agent including for these purposes, the Indenture Trustee, providing services related to Distributions pursuant to the Plan will receive from the Reorganized Debtors reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services without the need for Bankruptcy Court approval. These payments will be made on terms agreed to with the Reorganized Debtors and will not be deducted from the Distributions to be made pursuant to the Plan to Holders of Allowed Claims receiving Distributions from a Third Party Disbursing Agent. The Indenture Trustee shall receive an Administrative Claim in an amount equal to the Indenture Trustee Fees and Expenses. To the extent such Administrative Claim is not paid to the Indenture Trustee (or escrowed pending the resolution of any dispute), the Indenture Trustee shall retain its charging lien on Distributions to Holders of Prepetition Notes Claims to the fullest extent permitted under the Prepetition Notes Indenture.
     3. Distributions of Cash
     Except as otherwise provided in the Plan, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the Reorganized Debtors or, at the option of the Reorganized Debtors or by wire transfer from a domestic bank; provided that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan on behalf of the DIP Facility Claims will be made to the administrative agent for the DIP Loan Facility on the Effective Date by wire transfer of immediately available funds.

     4. No Interest on Claims or Interests
     Unless otherwise specifically provided for or contemplated in the Plan or Confirmation Order, or required by applicable bankruptcy law to render a Claim Unimpaired or otherwise, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, other than Other Secured Claims to the extent required by the applicable documents giving rise to such Claims; provided, however, that to the extent a Holder of a Other Secured Claim has a Deficiency Claim on account of such Other Secured Claim, interest shall not accrue on or after the Petition Date on the Other Secured Claim or the Deficiency Claim.
     5. Delivery of Distributions
     The Distribution to a Holder of an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the Proof of Claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Debtors or Reorganized Debtors after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtors or Reorganized Debtors have not received a written notice of a change of address, (d) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtors’ books and records, or (e) in the case of Prepetition Notes Claims to the Indenture Trustee for ultimate distribution to the Record Holders of such Prepetition Notes Claims. The Indenture Trustee shall be directed to effect any Distribution under the Plan through the most efficient method available in the Indenture Trustee’s discretion, including, without limitation, through the book entry transfer facilities of the Depository Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such distribution. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest. All Cash Distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Allied Holdings Common Stock returned to the Debtors and not claimed within six (6) months of return shall irrevocably revert to Reorganized Allied Holdings and shall be retained and held as set forth in the Amended Governing Documents. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.
     6. Distributions to Holders as of the Record Date
     All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Reorganized Debtors and any Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Record Date. As of the close of business on the Confirmation Date, the transfer ledgers for the

Prepetition Notes shall be deemed closed and the Indenture Trustee may take whatever action is necessary to close the transfer ledgers and there shall be no further transfers or changes in the holder of record of such securities in such transfer ledgers. The Disbursing Agent and the Indenture Trustee shall have no obligation to recognize the transfer of, or sale of any participation in, any Prepetition Notes Claim that occurs after close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date. Consistent with Bankruptcy Rule 3003(c), the Debtors or Reorganized Debtors shall recognize the Proofs of Claim filed by the Indenture Trustee, in the amounts as Allowed herein, in respect of the Prepetition Notes Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Prepetition Notes Claim, may be disallowed as duplicative of the Claims of the Indenture Trustee without need for any further action or Bankruptcy Court order.
     7. De Minimis Distributions
     Pursuant to Section 8.10 of the Plan, neither the Reorganized Debtors nor the Indenture Trustee shall have an obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim has a value less than $50.00. Any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than fifty dollars ($50.00) will have its claim for such Distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to Section 8.10 of the Plan will be the property of Reorganized Allied Holdings, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be returned to Reorganized Allied Holdings.
     8. Fractional Securities; Fractional Dollars
     Any other provision of the Plan notwithstanding, payments of fractions of shares of New Allied Holdings Common Stock will not be made and shall be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     9. Procedures for Distributions to Holders of Prepetition Note Claims.
     Unless waived by the Reorganized Debtors, as a condition to receiving payments or other distributions, Distributions to Holders of Prepetition Notes Claims shall only be made to such Holders after the surrender by each such Holder of the Prepetition Notes, and/or similar or related documents representing such Claims, or in the event that such certificate or similar document is lost, stolen, mutilated or destroyed, upon the holder’s compliance with the requirements set forth in this Plan. Any Holder that fails to: (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity, reasonably satisfactory to the Reorganized Debtors and furnish a bond in form, substance and amount reasonably satisfactory to the Reorganized Debtors within one (1) year of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan in respect of such Claims.
     10. Withholding Taxes
          (a) Responsibilities of the Debtors
     The Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements. The Debtors or the Reorganized Debtors, as applicable, shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.
          (b) Responsibilities of Entities Receiving Distributions
     Notwithstanding any other provision of the Plan, each Entity receiving a Distribution of Cash or New Allied Holdings Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such Distribution, including income, withholding and other tax obligations.
     11. No Duplicate Distributions
     To the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan.
     12. Distributions in U.S. Dollars
     Except as otherwise specified herein, Cash payments made pursuant to the Plan shall be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank. If an Allowed Claim is filed in a currency other than U.S. dollars, Distributions will be made to the Holder of such Allowed Claim utilizing the exchange rate on or about the time of Distribution.
F. Treatment of Executory Contracts and Unexpired Leases
     1. Assumption and Cure of Executory Contracts and Unexpired Leases.
     On the Effective Date, in addition to all executory contracts and unexpired leases that have been previously assumed by the Debtors by order of the Bankruptcy Court, all executory contracts and unexpired leases of the Reorganized Debtors identified on Exhibit ___to the Plan in form and substance reasonably acceptable to Yucaipa, as may be amended prior to the Confirmation Date (the “Contract/Lease Schedule”), are hereby deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code. On or before ___, 2007, Yucaipa (after consultation with the Debtors and the Creditors’ Committee) will File the Contract/Lease Schedule; provided however that Yucaipa reserves the right to amend the Contract/Lease Schedule at any time up to ten (10) days before the Confirmation Hearing to add a contract or lease and up to three (3) days before the Confirmation Hearing to delete a contract or lease. The Debtors and Plan Proponents, as applicable, will provide notice of any amendments to the Contract/Lease Schedule to the parties to the executory contracts and unexpired leases affected thereby and to the Creditors’ Committee. All executory contracts or unexpired leases of the Reorganized Debtors not set forth on the Contract/Lease Schedule (or not previously assumed by the Debtors by order of the Bankruptcy Court or subject of a Filed motion to assume) that were not previously rejected will be deemed rejected as of the Effective Date pursuant to Sections 365 and 1123 of the Bankruptcy Code.
     2. Claims Based on Rejection of Executory Contracts and Unexpired Leases
     Any Holder of any Claim arising from the rejection of an executory contract or unexpired lease must File a Proof of Claim within the earlier of (a) thirty (30) days following entry of an order by the Bankruptcy Court authorizing rejection of the applicable contract or lease and (b) thirty (30) days after the Confirmation Date. Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of such rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed and/or assigned pursuant to Article V of the Plan (or pursuant to other Bankruptcy Court order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law. To the extent applicable, all executory contracts or unexpired leases of Reorganized Debtors assumed pursuant to Section 5.1 of the Plan shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change of control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan.
     3. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
     Any monetary cure amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the later of (i) the Effective Date (or as soon as practicable thereafter), (ii) as due in the ordinary course of business or (iii) on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assigned, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Yucaipa will list cure amounts for executory contracts and unexpired leases on the Contract/Lease Schedule. The failure of any non-Debtor party to an executory contract or unexpired lease to file and serve an objection to the cure amount listed on the Contract/Lease Schedule for such executory contract or unexpired lease by ___, 2007 at 4:00 pm, Eastern Standard Time, shall be deemed consent to such cure amount.
     4. Collective Bargaining Agreement
     The Collective Bargaining Agreement between the IBT and the Debtors shall be amended and assumed by the Reorganized Debtors on the terms and conditions set forth in Exhibit G to the Disclosure Statement. The Debtors and the Reorganized Debtors shall not be obligated to pay any cure amounts associated with the assumption of such contract.
     5. Employment Agreements and Other Benefits
          (a) Employment Agreements
     Except as otherwise provided in the Plan or modified by the KERP, to the extent the Debtors had employment agreements with certain of their employees as of the Petition Date, Yucaipa will disclose in the Contract/Lease Schedule whether they intend to assume or reject such contracts. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the employment agreements assumed pursuant to the Plan, subject to the existing contractual rights, if any, of the directors, officers or employees affected thereby.
          (b) Benefits Provided to Executives and Certain Key Employees
     The Debtors are directed in the Plan to comply with the KERP and the Debtors or Reorganized Debtors will perform any and all remaining obligations thereunder, including the payment of performance bonuses, emergence bonuses (not voluntarily forgone) and severance amounts contemplated thereby.
          (c) Qualified Pension Plans
     Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue the Qualified Pension Plans, as frozen, and shall meet the minimum funding standards under ERISA and the Internal Revenue Code, shall pay all Pension Benefit Guaranty Corporation insurance premiums, if applicable, and shall otherwise administer and operate the Qualified Pension Plans in accordance with their terms and ERISA in such manner as is necessary to maintain those benefits that had accrued prior to the date that accrual of benefits under the Qualified Pension Plans was frozen. Nothing in the Plan shall be deemed to release, discharge, or relieve the Debtors, Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. § 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the Qualified Pension Plans, and the Pension Benefit Guaranty Corporation and the Qualified Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan’s provisions or consummation. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate the Qualified Pension Plans.

          (d) General Employment Benefits
     All employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, officers and directors including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans, shall be treated as executory contracts under the Plan, and on the Effective Date will be deemed assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code; and the Debtors’ and Reorganized Debtors’ obligations under such programs to such Persons shall survive confirmation of the Plan, except for: (a) executory contracts or employee benefit plans specifically rejected pursuant to the Plan by being listed as contracts to be rejected on the Contract/Lease Schedule or otherwise (to the extent that any such rejection does not violate the Bankruptcy Code including, but not limited to, Sections 1114 and 1129(a)(13) thereof); (b) all employee equity or equity-based incentive plans; (c) such executory contracts or employee benefit plans as have previously been rejected, are the subject of pending rejection procedures or a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; and (d) except as modified pursuant to the terms of the amended IBT Collective Bargaining Agreement as described in Section 5.3 of the Plan; provided however, that the Reorganized Debtors’ obligations, if any, to pay all “retiree benefits” as defined in Section 1114(a) of the Bankruptcy Code shall continue to the extent that any such retiree benefits have been modified in accordance with Section 1114 of the Bankruptcy Code. [Notwithstanding the foregoing, the assumption of the indemnification provisions and insurance described in this Section shall only apply to directors, officers and employees who remain in their respective capacity as directors, officers and employees as of the Effective Date.]4
          (e) Workers’ Compensation Benefits
     As of the Effective Date, the Reorganized Debtors shall continue to honor their post-petition obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. Nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided however, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for in the applicable laws.
          (f) Retiree Medical Benefits
     On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, and except as may be provided to the contrary in a separate order of the Bankruptcy Court or under contracts negotiated with the applicable labor groups governing such benefits, each Reorganized Debtor shall continue to pay all retiree benefits (if any) of any worker

[4]	The assumption of the indemnification provisions and insurance set forth in this bracketed sentence remains subject to further discussions among the Plan Proponents. Accordingly, this sentence maybe modified or deleted prior to the Confirmation Hearing.

who retired as of the Effective Date, to the extent such benefits were maintained or established prior to the Effective Date.
G. Procedures for Treating and Resolving Disputed Claims
     1. Objections to Claims
     All objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, and (a) if Filed prior to the Effective Date, such objections shall be served on the parties on the then applicable service list in the Chapter 11 Cases; and (b) if Filed after the Effective Date, such objections shall be served on the Reorganized Debtors, the United States Trustee and Yucaipa. If an objection has not been Filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Deadline. Each such Tort Claim shall remain a Disputed Claim until it becomes an Allowed Claim in accordance with Sections 9.5 or 9.6 of the Plan.
     After the Effective Date, except as provided in Paragraph 2 of Section IX of the Plan, only the Reorganized Debtors shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, provided, however, that the Reorganized Debtors shall not be entitled to object to Claims (i) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (ii) that are Allowed by the express terms of the Plan. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided that (a) the Reorganized Debtors shall promptly File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim that results in an Allowed Claim in excess of $500,000 and (b) the United States Trustee and Yucaipa shall be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be deemed final without further action of the Bankruptcy Court.
     Except as set forth in the Plan, notwithstanding that the Reorganized Debtors shall have the right to File objections to Claims and Interests, litigate and settle objections to Disputed Claims and Disputed Interests on behalf of the Debtors and their Estates, nothing contained herein shall be deemed to obligate the Reorganized Debtors to take any such actions, all of which shall be determined by the Reorganized Debtors in their sole and absolute discretion.
     THE PLAN PROPONENTS HAVE NOT FULLY REVIEWED THE CLAIMS AND INTERESTS IN THE CHAPTER 11 CASES OR DETERMINED WHETHER OBJECTIONS TO CLAIMS AND INTERESTS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR, IN LARGE PART, AFTER THE CONFIRMATION DATE. AS A RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO A DISPUTED CLAIM OR DISPUTED INTEREST

MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THE PLAN, AN OBJECTION TO A CLAIM OR INTEREST MAY BE BROUGHT AGAINST ANY CREDITOR, INTEREST HOLDER OR PARTY-IN-INTEREST AT ANY TIME, SUBJECT TO THE CLAIMS OBJECTION DEADLINE. IN ADDITION TO THE FOREGOING, THE DEBTORS AND REORGANIZED DEBTORS RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO
     (i) ANY CLAIMS OR INTERESTS FILED AFTER THE BAR DATE; AND
     (ii) ANY CLAIMS FILED TO SET FORTH DAMAGES ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR OTHER AGREEMENT WITH THE DEBTORS.
     IN ADDITION, THE DEBTORS AND REORGANIZED DEBTORS RESERVE THE RIGHT TO BRING ANY CAUSE OF ACTION AGAINST ANY THIRD PARTY ARISING FROM OR RELATING TO ANY EVENT, ACTION OR OMISSION OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE. THE PLAN PROPONENTS HAVE NOT FULLY REVIEWED ALL SUCH CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY AVOIDANCE ACTION OR CAUSE OF ACTION). AS A RESULT, CREDITORS AND OTHER PARTIES- IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR LITIGATION OR AFFIRMATIVE CLAIM MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THE PLAN, SUCH LITIGATION OR AFFIRMATIVE CLAIM MAY BE BROUGHT AGAINST ANY CREDITOR, INTEREST HOLDER OR PARTY-IN-INTEREST AT ANY TIME.
     2. No Distributions Pending Allowance
     Except as otherwise provided in the Plan, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been filed, or (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court.
     3. Estimation of Claims
     Yucaipa, the Debtors or the Reorganized Debtors, as the case may be, and the Creditors’ Committee (to the extent still in existence at such time) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502 of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.
     4. Distributions After Allowance
     As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, with respect to all Distributions will distribute to the Holder thereof all Distributions to which such Holder is then entitled under this Plan. In the event that the New Common Stock being held for Distribution with respect to a Claim is greater than the Distribution that is made to a Holder once the Claim becomes entitled to a Distribution, the excess remaining New Common Stock will revert to and be irrevocably retained by the Reorganized Debtors; the voting of such retained shares will be governed by the Amended Governing Documents for the applicable Reorganized Debtor. All Distributions made under this Article of this Plan will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Holders included in the applicable Class.
     5. Claims Covered by Insurance Policy
     If any Holder (other than a Holder of a Workers’ Compensation Claim, which Claim shall be treated in accordance with Section 3.4 of the Plan), has asserted a Claim that is covered as to liability, in whole or in part, by an insurance policy that is assumed or otherwise remains in effect pursuant to the terms of the Plan, such Holder will have an Allowed Claim entitled to a Distribution under the Plan only to the extent of any deductible or self-insured retention under the applicable insurance policy that was unpaid or otherwise unexhausted as of the Petition Date. Notwithstanding the foregoing, the Holder shall be entitled to pursue recovery of any amount in excess of such unpaid deductible or self-insured retention from the applicable insurance carrier, and, in connection therewith, notwithstanding the discharge of the balance of such Claim provided pursuant to the Plan, such Holder may continue to pursue the balance of such Claim against the Debtors solely for the purposes of liquidating such Claim and obtaining payment of the balance of such liquidated Claim from any otherwise applicable policy of insurance. Except as otherwise provided in the applicable insurance policy, the applicable insurance carrier may, at its expense, employ counsel, direct the defense, and determine whether and on what terms to settle any Claim for the purposes of determining the amount of insurance proceeds that will be paid on account of such Claim. If after liquidation of a Claim pursuant to the Plan, it is determined that there are insufficient insurance proceeds available to satisfy the amount of such Claim that is in excess of any unpaid deductible or self-insured retention, then the Holder of such Claim shall have an Allowed Claim in the amount of such insufficiency.

H. Conditions Precedent to Confirmation and the Effective Date of the Plan
     1. Conditions to Confirmation
     The following are conditions precedent to the occurrence of the Confirmation of the Plan, each of which may be (i) satisfied or (ii) waived in accordance with Section 10.3 of the Plan:
          (a) The Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan in form and substance that is acceptable to Yucaipa, the Debtors and the Creditors’ Committee.
          (b) The Confirmation Order shall be in form and substance satisfactory to Yucaipa, the Debtors and the Creditors’ Committee, shall have been signed by the Bankruptcy Court and shall have been entered on the docket of the Chapter 11 Cases.
          (c) The Plan shall be in a form and substance satisfactory to Yucaipa, and reasonably acceptable to the Debtors and the Creditors’ Committee.
          (d) The Plan Supplement and the Exhibits hereto (as confirmed or approved by the Confirmation Order) shall be in form and substance satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee).
          (e) The Debtors shall have obtained a written commitment for the Exit Financing in form and substance satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee).
          (f) The Debtors and the TNATINC shall have entered into agreements and/or the Bankruptcy Court shall have entered orders, each in form and substance satisfactory to Yucaipa and TNATINC in their respective sole discretion (which shall not have been vacated or stayed), providing individually or in combination for approval of modified collective bargaining agreements in form and substance satisfactory to each of the Plan Proponents.
     2. Conditions to the Effective Date
     The following are conditions precedent to the Effective Date that must be (i) satisfied or (ii) waived in accordance with Section 10.3 of the Plan:
          (a) All conditions to Confirmation of the Plan set forth in Section 10.1 of the Plan shall remain satisfied.
          (b) Each order of the Bankruptcy Court referred to in Section 10.1 of the Plan shall have become a Final Order.
          (c) The Confirmation Order and supporting findings of fact and conclusions of law shall be entered by the Bankruptcy Court in form and substance reasonably acceptable to each of the Plan Proponents and the Creditors’ Committee and shall have become a Final Order.
          (d) All documents and agreements to be executed on the Effective Date or otherwise necessary to implement the Plan (including documents relating to the Exit Financing) shall be in form and substance that is acceptable to Yucaipa and reasonably acceptable to the Debtors (after consultation with the Creditors’ Committee), except as otherwise specifically provided in the Plan.
          (e) The closing and initial funding shall have occurred under the Exit Financing and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.
          (f) The Debtors and the Plan Proponents shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement the Plan and that is required by law, regulation, or order (the “Authorizations”) and such Authorizations shall not have been revoked.
          (g) The New Common Stock shall have been issued in accordance with the Plan.
          (h) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived.
          (i) All corporate and other proceedings to be taken by the Debtors in connection with the Plan and Plan Supplement and the consummation of the transactions contemplated thereby and by the Plan and all documents incident thereto shall have been completed in form and substance reasonably satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee), and Yucaipa shall have received all such counterpart originals or certified or other copies of the Plan and documents contemplated by the Plan and such other documents as they may reasonably request.
          (j) No event, condition or circumstance shall have occurred or arisen from the date the Plan is filed through the Effective Date which has had or could reasonably be expected to have or give rise to a Material Adverse Effect.
          (k) Subsequent to the Confirmation Date, there shall be no threatened or pending suit, action, investigation, inquiry or other proceeding by or before any court of competent jurisdiction (excluding the Chapter 11 Cases or any other proceeding disclosed by the Debtors to Yucaipa in writing prior to the hearing on the approval of this Disclosure Statement which is likely to have a Material Adverse Effect.
          (l) The Effective Date shall have occurred prior to six months after the Confirmation Date.
          (m) The Initial Board shall have been elected or appointed as of the Effective Date, and the directors’ and officers’ liability insurance shall be available to the members of the Initial Board on terms reasonably satisfactory to Yucaipa and the Creditors’ Committee.
          (n) The members of the IBT shall have approved or ratified modified collective bargaining agreements in form and substance satisfactory to the Debtors, Yucaipa (after consultation with the Creditors’ Committee) and TNATINC.
          (o) All waiting periods imposed by applicable law (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable) in connection with the consummation of the Plan and transactions contemplated thereby shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions, and the Debtors and Yucaipa shall have received all material regulatory approvals required for the consummation of the Plan and the transactions contemplated thereby and for the Reorganized Debtors to continue to carry on their businesses without material change, each of which approvals shall have become final.
          (p) All other actions and documents necessary to implement the treatment of Claims and Interests set forth in the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.
     3. Waiver of Conditions
     The conditions to Confirmation of the Plan set forth in Section 10.1 or the Effective Date set forth in Section 10.2 may be waived, in whole or in part, by Yucaipa without any notice to any other parties in interest or the Bankruptcy Court and without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan; provided, however, that Yucaipa may not waive the conditions set forth in Sections 10.1(6) or 10.2(14) without the prior express written consent of TNATINC; provided further that Yucaipa will not waive a condition that expressly is subject to consultation with the Debtors or the Creditors’ Committee without first consulting with the Debtors or the Creditors’ Committee. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Plan Proponents in their respective sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Plan Proponents). The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. Notwithstanding anything in the Plan to the contrary, if any condition, pleading, document or order is required to be acceptable to Yucaipa and reasonably acceptable to the Debtors and/or the Creditors’ Committee, and it is acceptable to Yucaipa, but the Debtors and/or the Creditors’ Committee, in the exercise of their respective fiduciary duties, find it unacceptable, the sole remedy of the Debtors and/or the Creditors’ Committee, as applicable, shall an entitlement to withdraw their respective support for the Plan. Thereafter, and notwithstanding any such withdrawal, Yucaipa may proceed without delay with Confirmation and consummation of the Plan.
     4. Non-Waivable Conditions to the Effective Date.
     The payment in full in Cash of all amounts owed to the DIP Lenders under the DIP Loan Facility shall be a condition precedent to the occurrence of the Effective Date in accordance with Section 4.2(c) of the Plan that may not be waived in whole or in part by the Plan Proponents without the written consent of the DIP Lenders or an order of the Bankruptcy Court after notice and hearing; provided, however, that to the extent there is a dispute as to amounts owed under the DIP Loan Facility, the Reorganized Debtors shall pay the undisputed portion and place the remainder in a non-interest bearing escrow pending resolution of such dispute by a Final Order.
     5. Effect of Failure of Conditions
     In the event that all of the conditions to the Effective Date are not satisfied or waived within six months following entry of the Confirmation Order: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors’ obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any payments made after entry of the Confirmation Order but prior to the Effective Date) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.
I. Effect of the Plan
     1. Revesting of the Debtors’ Assets
     Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Petition Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security Holders, except as specifically provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.
     2. Discharge of Claims and Termination of Interests
     Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, each Reorganized Debtor shall be deemed discharged and released from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a Proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code, (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan or (D) such Claim is listed in the Schedules; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the

Confirmation Order, upon the occurrence of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a discharged Claim or Terminated Interest.
     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.
     Except with respect to Reinstated Claims, and except for purposes of evidencing a right to distributions under the Plan or otherwise provided hereunder, on the Effective Date, all agreements and other documents evidencing the Claims or rights of any Holder of a Claim against the Debtors, including all notes, guarantees, mortgages, and all Interests and any options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests or any other capital stock of the Debtors, shall be canceled. As of the Effective Date, all Old Common Stock shall be canceled. Notwithstanding the foregoing, on and after the Effective Date, the Prepetition Notes Indenture shall continue in effect solely for the purposes of allowing the Indenture Trustee to enforce the indemnity provisions of the Prepetition Notes Indenture, to make the Distributions to be made on account of Prepetition Notes Claims under the Plan and, to the extent necessary, enforce the Indenture Trustee Charging Lien, after which point the Prepetition Notes Indenture shall be cancelled and discharged.
     3. Release by Debtors of Certain Parties
          (a) General Release
     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE, ON THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, REORGANIZED DEBTORS, THE PARTIES RELEASED PURSUANT

TO THIS SECTION 11.4, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST (I) THE CURRENT DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS (OTHER THAN FOR MONEY BORROWED FROM OR OWED TO THE DEBTORS BY ANY SUCH DIRECTORS, OFFICERS OR EMPLOYEES AS SET FORTH IN THE DEBTORS’ BOOKS AND RECORDS) AND THE DEBTORS’ FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSONS; (II) THE CREDITORS’ COMMITTEE AND ITS CURRENT AND FORMER MEMBERS (SOLELY IN SUCH CAPACITY) AND ITS RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSONS); AND (III) THE PLAN PROPONENTS AND EACH OF THE THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSONS) (THOSE ENTITIES IN SUBSECTIONS (I) THROUGH (III) OF THE PRECEDING SENTENCE SHALL BE REFERRED TO AS THE “DEBTOR RELEASEES”). NOTWITHSTANDING THE FOREGOING, NOTHING IN THE PLAN SHALL RELEASE ANY DEBTOR RELEASEE OTHER THAN THE PLAN PROPONENTS FROM ANY CLAIMS ASSERTED BY THE DEBTORS THAT ARE THE SUBJECT OF A PENDING LITIGATION, ADVERSARY PROCEEDING OR OTHER CONTESTED MATTER OR JUDGMENT AS OF THE EFFECTIVE DATE.
     ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASES SET FORTH HEREIN, WHICH INCLUDE BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASES ARE (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASES; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS (C) FAIR, EQUITABLE AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER PERSON ACTING ON BEHALF OF THEM ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES OR THEIR RESPECTIVE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION, THE RELEASE OF THE DEBTORS’ OFFICERS, DIRECTORS AND EMPLOYEES SET FORTH ABOVE SHALL BE OF NO FORCE AND EFFECT IN FAVOR OF ANY OFFICER, DIRECTOR OR EMPLOYEE WHO ASSERTS ANY PRE-

EFFECTIVE DATE CLAIM AGAINST THE DEBTORS OR REORGANIZED DEBTORS FOR [INDEMNIFICATION] 5, DAMAGES OR ANY OTHER CAUSES OF ACTION OTHER THAN FOR UNPAID COMPENSATION, WAGES OR BENEFITS THAT AROSE IN THE ORDINARY COURSE OF BUSINESS OR PURSUANT TO THE KERP APPROVED BY THE BANKRUPTCY COURT BY FINAL ORDER.
     The Plan Proponents do not believe that any valid potential actions exist against the Released Parties with regard to the foregoing released claims. The Creditors’ Committee and the Debtors have not pursued, or informed the Plan Proponents of, any valid potential actions against the Released Parties arising from such transactions or any other transactions. Additionally, the Plan Proponents believe that litigation over the validity of any theoretically potential claims against the Released Parties based upon the foregoing released claims would require a significant expenditure of the Debtors’ time and resources and could unnecessarily impair the Debtors’ businesses and the administration of the Chapter 11 Cases.
          (b) Release by the Debtors of the DIP Lenders
     PURSUANT TO SECTION 1123(b)(3) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE OF THE PLAN, EACH OF THE DEBTORS AND EACH OTHER CREDIT PARTY (AS DEFINED BY THE DIP LOAN FACILITY), IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION FOR AND ON BEHALF OF THEIR RESPECTIVE ESTATES, SHALL RELEASE AND DISCHARGE AND BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED EACH AND EVERY DIP LENDER, AND EACH OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, REPRESENTATIVES, FINANCIAL ADVISORS, INVESTMENT BANKERS OR AGENTS AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED LENDERS”) FOR AND FROM ANY AND ALL CLAIMS, OBLIGATIONS, LIABILITIES, LOSSES, EXPENSES OR CAUSES OF ACTION OF ANY KIND OR NATURE WHATSOEVER EXISTING AS OF THE EFFECTIVE DATE OF THE PLAN AND HOWSOEVER ARISING, INCLUDING BUT NOT LIMITED TO IN ANY MANNER ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE DIP CREDIT DOCUMENTS OR THE DIP LOAN FACILITY, THE PREPETITION LOAN FACILITY, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED LENDER, OR ANY ACT OR OMISSION RELATED TO THE CHAPTER 11 CASES OR THE PLAN. THE REORGANIZED DEBTORS SHALL BE BOUND, TO THE SAME EXTENT THE DEBTORS ARE BOUND, BY ALL OF THE RELEASES SET FORTH HEREIN.

[5]	The text in brackets remains subject to additional discussion among the Plan Proponents and may be modified or deleted prior to Confirmation.

     4. Release by Holders of Claims and Interests.
     The Plan contains the following language regarding releases of claims by Holders of Claims and Interests:
     EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, ON THE EFFECTIVE DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THE PLAN OR IS PRESUMED TO HAVE VOTED FOR THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; (b) EACH PERSON WHO OBTAINS A RELEASE UNDER THE PLAN; AND (c) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF YUCAIPA, THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH PARTY RELEASED IN SECTIONS 11.4 AND 11.5 HEREOF FROM ANY CLAIM OR RETAINED ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT THIS SECTION 11.6 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY RETAINED ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE BASED ON (i) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY OR (ii) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.
     The Plan Proponents believe the releases set forth in the Plan are reasonable and appropriate given the extraordinary facts and circumstances of these cases. The releases and injunctions provided in Sections 11.4, 11.5 and 11.6 of the Plan are supported by the consideration provided hereunder. Any action brought against any party receiving a release hereunder for any matter or thing related to the Chapter 11 Cases or the Plan must be brought in Bankruptcy Court.
     5. Setoffs
     The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the

Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.
     6. Exculpation and Limitation of Liability
     The Plan Proponents, the Creditors’ Committee, the present and former members of the Creditors’ Committee in their capacities as such, the Indenture Trustee, in its capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and filing of this Plan, the provision of post-petition financing, the filing of the Chapter 11 Cases, the settlement of claims or renegotiation of executory contracts and leases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan (collectively, the “Exculpated Claims”). No Holder of any Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Plan Proponents, the Creditors’ Committee, the present and former members of the Creditors’ Committee in their capacities as such, the Indenture Trustee, in its capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns with respect to the Exculpated Claims.
     7. Injunction
     The Confirmation Order will permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Sections 11.4, 11.5 and 11.6 of the Plan.
     8. Binding Effect
     On the Confirmation Date, the provisions of the Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted the Plan.

     9. Effect of Confirmation on Automatic Stay
     Except as provided otherwise in the Plan, from and after the Effective Date of the Plan, the automatic stay of Bankruptcy Code Section 362(a) shall terminate.
     10. Filing of Reports
     To the extent not Filed by the Debtors, the Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.
     11. Post-Confirmation Date Retention of Professionals
     Upon the Effective Date, any requirement that professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors may employ and pay professionals in the ordinary course of business.
J. Retention of Jurisdiction After Confirmation and Effective Date
     1. Retention of Jurisdiction
     The Plan provides that notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will have or retain jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, for the following purposes:
          (a) To allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim, the resolution of any objections to the allowance, classification or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate or render Unimpaired a Claim or Interest pursuant to the Plan, as well as the approval of the Indenture Trustee Fees and Expenses, to the extent of any dispute between the Indenture Trustee and the Plan Proponents;
          (b) To establish a date or dates by which objections to Claims must be Filed to the extent not established in the Plan;
          (c) To establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent or unliquidated claim.
          (d) To resolve all matters related to the rejection, and assumption and/or assignment of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom including any Cure Amount Claims;
          (e) To hear and rule upon all Retained Actions, Avoidance Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

          (f) To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny applications involving the Debtors that may be pending on the Effective Date or brought thereafter;
          (g) To hear and rule upon all applications for Professional Compensation;
          (h) To modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code, modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate or carry out the intent and purpose the Plan; provided, however, that without the consent of TNATINC and Yucaipa, there shall be no modification of the Collective Bargaining Agreement between the Debtors and the IBT, as assumed and assigned pursuant to the terms of the Plan;
          (i) To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order, as well as to ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;
          (j) To issue injunctions, enforce the injunctions contained in the Plan and the Confirmation order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;
          (k) To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;
          (l) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of the Plan, including the Distribution of funds from the Estates and the payment of claims;
          (m) To resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity’s rights arising from or obligations incurred in connection with the Plan or such documents;
          (n) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;
          (o) To determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for taxes; and to determine and declare any tax effects under the Plan;
          (p) To determine any matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
          (q) To determine any other matters as may be authorized by or under the provisions of the Bankruptcy Code; and
          (r) To enter a Final Decree closing the Chapter 11 Cases.
     The foregoing list is illustrative only and not intended to limit in any way the Bankruptcy Court’s exercise of jurisdiction. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
     2. Alternative Jurisdiction
     In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter. If the District Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.
     3. Final Decree
     The Bankruptcy Court may, upon application of the Reorganized Debtors after any time one hundred twenty (120) days after the Confirmation Date, enter a final decree in the Chapter 11 Cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest. In such event, the Bankruptcy Court may enter an Order closing the Chapter 11 Cases pursuant to Section 350 of the Bankruptcy Code, provided, however, that: (a) the Reorganized Debtors shall continue to have the rights, powers, and duties set forth in the Plan; (b) any provision of the Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Chapter 11 Cases if appropriate for any of the following purposes: (1) administering Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting the Plan or supervising its implementation; or (4) for other cause.

K. Miscellaneous Provisions of the Plan
     1. Modification of Plan
     Yucaipa, after consultation with the Debtors and the Creditors’ Committee, reserves the right in accordance with Section 1127 of the Bankruptcy Code to modify, alter or amend the Plan at any time before its substantial consummation; provided, however, that any such modification, alteration or amendment does not negatively impact the amended terms of the Collective Bargaining Agreement with the IBT, as described in Exhibit G hereof. Subject to the limitations contained herein, Yucaipa may modify, alter or amend the Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification, alteration or amendment does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification, alteration or amendment on or before confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification, alteration or amendment materially and adversely affects the rights of parties in interest which have cast said votes.
     2. Allocation of Plan Distributions between Principal and Interest
     To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.
     3. Dissolution of Creditors’ Committee
     On the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released and discharged from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code. The Professionals retained by the Creditor’s Committee and the members thereof will not be entitled to assert any claim for any services rendered or expenses incurred after the Effective Date, except for reasonable services rendered and expenses incurred in connection with the consummation of the Plan and any applications for allowance of compensation and reimbursement of expenses of Creditors’ Committee members or professionals pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 4.2 of the Plan.
     4. Preparation of Estates’ Returns and Resolution of Tax Claims
     The Debtors or Reorganized Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under Section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority. The Reorganized Debtors are hereby authorized to request an expedited determination under Section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

     5. Revocation of Plan
     The Plan Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Plan Proponents or any other Entity; or (c) prejudice in any manner the rights of the Plan Proponents or any other party, Person or Entity, including the Creditors’ Committee, in any related or further proceedings.
     6. Confirmation of Plans for Separate Debtors
     In the event the Plan Proponents are unable to confirm the Plan with respect to all Plan Proponents, the Debtors reserve the right, unilaterally and unconditionally, to proceed with the Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.
     7. No Admissions; Objection to Claims
     Notwithstanding anything in the Plan or in this Disclosure Statement to the contrary, nothing contained in the Plan or herein shall be deemed to be an admission by any Plan Proponent with respect to any matter set forth herein including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest. The Plan Proponents are not bound by any statements herein or in the Plan as judicial admissions.
     8. No Bar to Suits
     Neither the Plan nor Confirmation thereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Retained Action, or any other legal action against any Holder of a Claim or Interest or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal Entity, whether such Retained Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Retained Action, or any other legal action was disclosed in any Disclosure Statement filed by the Debtors in connection with the Plan or whether or not any payment was made or is made on account of any Claim.
     9. Section 1145 Exemption
     The issuance of New Common Stock shall be made pursuant to Section 1145 of the Bankruptcy Code and shall be exempt from registration. Except with respect to securities held by any entity that is an “underwriter” as that term is defined in section 1145(b) of the Bankruptcy Code, the securities to be issued in reliance upon the exemption set forth in section 1145 of the Bankruptcy Code shall be freely tradeable.

     10. Exemption from Securities Laws
     The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the New Common Stock authorized, issued or distributed pursuant to the Plan, is entitled to all of the benefits and exemptions provided by Section 1145 of the Bankruptcy Code, (2) a final determination of the Bankruptcy Court that the New Common Stock is entitled to the exemptions from federal and state securities registration available under Section 4(2) of the Securities Act of 1933, as amended, Rule 701 and/or Regulation D of the Securities and Exchange Commission, and similar provisions of state securities law, and (3) deemed to incorporate the provisions of Article XIII of the Plan as mixed findings of fact and conclusions of law.
     11. Initial Offer and Sale Exempt from Registration
     Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or, underwriter or, or broker or dealer in, a security, do not apply to the offer or sale of any New Common Stock in accordance with the Plan.
     12. Applicable Law
     Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.
     13. Plan Supplement
     The Plan Supplement will contain forms of the (a) Amended By-Laws, (b) Amended Governing Documents, (c) proposed Confirmation Order and (d) terms of the Exit Financing. The Plan Supplement shall be in form and substance satisfactory to each of the Plan Proponents and shall be filed with the Bankruptcy Court ten days prior to the Confirmation Hearing. Notwithstanding the foregoing, subject to any express limitations set forth herein, the Plan Proponents may amend the Plan Supplement and any attachments thereto, through and including the Confirmation Date, so long as such amendments are satisfactory in form and substance to the Plan Proponents and the Creditors’ Committee (except with respect to those documents where the Plan grants the Creditors’ Committee only the right of consultation).
     14. Waiver of Rule 62(a) of the Federal Rules of Civil Procedure
     The Plan Proponents may request that the Confirmation Order include (a) a finding that Rule 62(a) of the Federal Rules of Civil Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.

     15. Headings
     The headings of the Articles and the Sections of the Plan and this Disclosure Statement have been used for convenience only and shall not limit or otherwise affect the meaning thereof.
     16. Survival of Settlements
     Except as specifically set forth in the Plan, all Bankruptcy Court-approved settlements shall survive consummation of the Plan.
     17. No Waiver
     Neither the failure of a Debtor to list a Claim in the Debtor’s Schedules, the failure of a Debtor to object to any Claim or Interest for purposes of voting, the failure of a Reorganized Debtor to object to a Claim, Administrative Expense Claim or Interest prior to the Confirmation Date or the Effective Date, the failure of a Debtor to assert a Retained Action prior to the Confirmation Date or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim, Administrative Expense Claim, Interest or Retained Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of a Debtor or its successors, before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Retained Action.
     18. Successors and Assigns
     The rights, benefits and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such Entity.
     19. Severability of Plan Provisions
     If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, at the request of the Plan Proponents, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     20. Post-Effective Date Effect of Evidences of Claims or Interests
     Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.
     21. Conflicts
     In the event that provisions of this Disclosure Statement and provisions of the Plan conflict, the terms of the Plan will govern.
     22. Service of Documents
     Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to Yucaipa, the TNATINC, the Debtors, the Creditors’ Committee or the DIP Lenders must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

Yucaipa and the Reorganized Debtors	The TNATINC
Robert Klyman, Esq.	Frederick Perillo, Esq.
Latham & Watkins	Previant, Goldberg, Uelmen, Gratz,
633 West Fifth Street, Suite 4000	Milller & Brueggeman, S.C.
Los Angeles, CA 90071	1555 N. RiverCenter Dr., Suite 202
Telephone: (213) 485-1234	Milwaukee, WI 53212
Facsimile: (213) 891-8763	Telephone: (414) 223-0434
Facsimile: (414) 271-6308

The Debtors	The Creditors’ Committee
Ezra H. Cohen, Esq.	Jonathan B. Alter, Esq.
Jeffrey W. Kelley, Esq.	William F. Govier, Esq.
Harris B. Winsberg, Esq.	Richard H. Agins, Esq.
Troutman Sanders LLP	Bingham McCutchen LLP
600 Peachtree Street, N.E. — Suite 5200	One State Street
Atlanta, GA 30308	Hartford, CT 06105
Telephone: (404) 885-3000	Telephone: (404) 240-2700
Facsimile No.: (404) 885-3900	Facsimile No.: (860) 240-2818

The DIP Lenders	The United States Trustee
Jesse H. Austin, III, Esq.	R. Jeneane Treace, Esq.
Paul, Hastings, Janofsky & Walker LLP	Office of the United States Trustee
600 Peachtree Street, N.E.	Richard Russell Building
Suite 2400	75 Spring Street, S.W., Suite 362
Atlanta, GA 30308-2222	Atlanta, Georgia 30303
Telephone: (404) 815-2400	Telephone: (404) 331-4437
Facsimile No.: (404) 685-5208	Facsimile No.: (404) 331-4464

ARTICLE V.
REQUIREMENTS FOR CONFIRMATION OF THE PLAN
A. General Information
     All Holders of Holders of Impaired Claims in Class 1 and Impaired Claims in Classes 4A, 4B and 4C may cast their votes for or against the Plan. As a condition to Confirmation of the Plan, the Bankruptcy Code requires that one Class of Impaired Claims votes to accept the Plan. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a Class of Impaired Claims as acceptance by Holders of at least two-thirds of the dollar amount of the class and by more than one-half in number of Claims. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan. Voting is accomplished by completing, dating, signing and returning the ballot form (the “Ballot”) by the Voting Deadline. Ballots will be distributed to all Holders of Claims entitled to vote on the Plan and is part of the solicitation package accompanying this Disclosure Statement. The Ballot indicates (i) where the Ballot is to be filed and (ii) the deadline by which creditors must return their Ballots. See Article I, Section F of this Disclosure Statement for a more detailed explanation of who will receive Ballots and voting procedures.
B. Solicitation of Acceptances
     This Disclosure Statement has been approved by the Bankruptcy Court as containing “adequate information” to permit Holders of Allowed Claims and Interests to make an informed decision whether to accept or reject the Plan. Under the Bankruptcy Code, your acceptance of the Plan may not be solicited and will be deemed not to have been solicited unless you receive a copy of this Disclosure Statement prior to, or concurrently with, such solicitation.
C. Acceptances Necessary to Confirm the Plan
     At the Confirmation Hearing, the Bankruptcy Court will determine, among other things, whether the Plan has been accepted by the requisite creditors of the Debtors. Holders of Impaired Claims in Class 1 (each of which will be classified in a separate subclass) and Classes 4A, 4B and 4C will be deemed to accept the Plan if at least two-thirds in amount and more than one-half in number of the Claims in each Class vote to accept the Plan. Classes 5, 6, 7A, 7B and 7C are receiving no Distribution under the Plan and are deemed conclusively to reject the Plan. The Bankruptcy Court must determine that the Holders of Claims and Interests in these Classes and any non-accepting members of the Voting Classes will receive property with a value, as of the Effective Date of the Plan, that is not less than the amount that such Class member would receive or retain if the Debtors were liquidated as of the Effective Date of the Plan under Chapter 7 of the Bankruptcy Code.
D. Confirmation of Plan Pursuant to Section 1129(b)
     The Bankruptcy Code provides that the Plan may be confirmed even if it is not accepted by all impaired classes. To confirm the Plan without the requisite number of acceptances of each Impaired Class, the Bankruptcy Court must find that at least one Impaired Class has accepted the Plan without regard to the acceptances of insiders, and the Plan does not discriminate unfairly against, and is otherwise fair and equitable, to any Impaired Class that does not accept the Plan. Accordingly, if any Impaired Class votes to accept the Plan, the Plan Proponents will seek to confirm the Plan under these “cramdown” provisions of Section 1129(b) of the Bankruptcy Code.
E. Considerations Relevant to Acceptance of the Plan
     The Plan Proponents’ recommendation that all Holders of Claims or Interests entitled to vote should vote to accept the Plan is premised upon the Plan Proponents’ view that the Plan is preferable to other alternatives for liquidation or reorganization of the Debtors’ Estates. It appears unlikely to the Plan Proponents that an alternate plan of reorganization or liquidation can be proposed that would provide for Distributions in an amount equal or greater than the amounts proposed under the Plan. If the Plan is not accepted, it is likely that the value to be distributed to creditors will be further diminished.
ARTICLE VI.
FEASIBILITY OF THE PLAN AND BEST INTERESTS TEST
A. Feasibility of the Plan
     The Bankruptcy Code requires that, for the Plan to be confirmed, the Plan Proponents must demonstrate that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. The Plan Proponents believe that the Debtors and/or Reorganized Debtors, as applicable, will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.
     To demonstrate the feasibility of the Plan, the Plan Proponents have prepared Pro Forma Financial Projections for Fiscal Years 2007 through 2010 (the “Financial Projections”), as set forth in Exhibit C to this Disclosure Statement. The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, including the Exit Financing, all payments required to be made pursuant to the Plan, and to fund their restructured operations. Accordingly, the Plan Proponents believe that the Plan satisfies the feasibility requirement of Section 1129(a)(11) of the Bankruptcy Code. The Plan Proponents caution that they are making no representations can be made as to the accuracy of the Financial Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Financial Projections are based are subject to uncertainties outside the Plan Proponents or Reorganized Debtors’ control. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Financial

Projections were prepared may be different than those assumed or may be unanticipated and may adversely affect the Plan Proponents Reorganized Debtors’ financial results. Therefore the actual results may vary from the Financial Projections, and the variations may be material and adverse.
HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO REVIEW CAREFULLY THE RISK FACTORS INCLUDED IN ARTICLE VII OF THIS DISCLOSURE STATEMENT AS THEY MAY AFFECT THE FINANCIAL FEASIBILITY OF THE PLAN.
B. Best Interest of Creditors Test
     As described above, in certain circumstances, to be confirmed, the Plan must pass the “Best Interest Of Creditors Test” incorporated in Section 1129(a)(7) of the Bankruptcy Code. The test applies to Holders of Claims and Interests that are both (i) in Impaired Classes under the Plan, and (ii) do not vote to accept the Plan. Section 1129(a)(7) of the Bankruptcy Code requires that such Holders receive or retain an amount under the Plan not less than the amount that such Holders would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.
     In a typical Chapter 7 case, a trustee is elected or appointed to liquidate the debtor’s assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Secured creditors generally are paid first from the sales proceeds of properties securing their liens. If any assets are remaining in the bankruptcy estates after the satisfaction of secured creditors’ claims from their collateral, Administrative Expense Claims generally are next to receive payment. Unsecured creditors are paid from any remaining sales proceeds, according to their respective priorities. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority. Finally, Holders of Interests receive the balance that remains, if any, after all creditors are paid.
C.	Application of Best Interests of Creditors Test to the Liquidation Analysis and Valuation of the Reorganized Debtors
     The Plan Proponents believe that the Plan meets the “best interests” test of Section 1129(a)(7) of the Bankruptcy Code because members of each Impaired Class will receive a more valuable distribution under the Plan than they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors’ assets. Moreover, creditors such as the Debtors’ employees will retain their jobs and most likely make few if any other claims against the Estates. Lastly, in the event of liquidation, the aggregate amount of unsecured claims would increase significantly, and such claims would be subordinated to priority claims that would be created. For example, employees will file claims for wages and other benefits, some of which would be entitled to priority. The resulting increase in both general unsecured and priority claims would decrease percentage recoveries to unsecured creditors of the Debtors. Attached as Exhibit E to the Disclosure Statement is a hypothetical liquidation analysis (the “Liquidation

Analysis”) that shows the hypothetical distribution creditors would receive in the event the Plan is not confirmed and the Chapter 11 Cases are converted to Chapter 7 liquidations. Attached as Exhibit F to the Disclosure Statement is an analysis of the value of the Debtors’ businesses if the Plan is confirmed (the “Reorganized Value Analysis”). A comparison of the Liquidation Analysis with the Reorganized Value Analysis shows that the Plan satisfies the “best interests” test.
     Central States Funds asserts that the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended by the Multiemployer Pension Plan Amendments Act of 1980 (“MEPPA”), 29 U.S.C. §§ 1001-1461, imposes withdrawal liability on an employer withdrawing from a multiemployer pension plan which is measured as the employer’s proportionate share of the plan’s unfunded vested benefits which is the difference between the present value of the vested benefits and the current value of the plan’s assets. 29 U.S.C. §§ 1381, 1391; see, e.g., Connors v. Ryan’s Coal Co., 923 F.2d 1461, 1462-63 (11th Cir. 1991) (discussing statutory framework and background). A complete withdrawal occurs when an employer permanently ceases to have an obligation to contribute under the plan, or permanently ceases all covered operations under the plan. 29 U.S.C. § 1383(a). Were Allied to liquidate, it would cease all covered operations under the various multiemployer pension plans in which Allied participates, and as a result Central States Funds would claim that a complete withdrawal from each of those plans would be triggered. With respect to the Central States, Southeast and Southwest Areas Pension Fund, a complete withdrawal occurring in 2007 would result in a withdrawal liability claim by those funds in an amount in excess of $330 million.
     As discussed in the Liquidation Analysis, the Debtors estimate that in a liquidation under chapter 7 of the Bankruptcy Code, there would be approximately $[___] million to satisfy claims of general unsecured creditors, resulting in a distribution to general unsecured creditors of approximately [___]%. In contrast, according to the Reorganized Value Analysis, if the Plan is confirmed, the equity value of the Debtors will be approximately $[___] million, resulting in a distribution to general unsecured creditors of approximately [___]%. Thus, the Plan Proponents believe that the Plan satisfies the “best interests” test.
     The Plan Proponents have analyzed the potential market for sale the Debtors’ businesses as going concerns. This analysis has not revealed any offers or potential offers to purchase the businesses as going concerns that would provide a better alternative to Holders of Claims and Interests than the reorganization of the Debtors’ businesses as proposed by the Plan.
ARTICLE VII.
CERTAIN RISK FACTORS TO CONSIDER
     PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL IMPAIRED HOLDERS OF CLAIMS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.
     The following provides a summary of various important considerations and risk factors associated with the Plan. However, it is not exhaustive. In considering whether to vote for or against the Plan, Holders of Claims or Interests should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement.
A. Certain Bankruptcy Law Considerations
Parties-in-Interest May Object To Debtors’ Classification of Claims and Interests
     Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Plan Proponents believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Plan Proponents created ten classes of Claims and Interests, each encompassing Claims or Interests that are substantially similar to the other Claims or Interests in each such class.
A Delay in Plan Confirmation May Disrupt the Debtors’ Operations and Have Potential Adverse Effects of Prolonged Confirmation Process
     A prolonged confirmation process could adversely affect the Debtors’ relationships with their customers, suppliers, and employees, which, in turn, could adversely affect the Debtors’ competitive position, financial condition, and results of operations. Such developments could, in turn, adversely affect the price of the New Common Stock, and hence the value of assets available to satisfy Holders of Allowed Claims.
Risk of Non-Confirmation of the Plan
     Although the Plan Proponents believe that the Plan will satisfy all requirements necessary for Confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for Confirmation or that such Modifications would not necessitate the resolicitation of votes.
Risk of No Labor Deal
     TNATINC believes that in the absence of a labor deal there will be a substantial withdrawal liability claim and there will likely be a strike, in which it believes Allied has no plan to operate.
The Plan Proponents May Not be Able to Secure Confirmation of the Plan
     There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or interest Holder of Debtors might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the Plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes, confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and the value of distributions to non-accepting Holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such Holders would receive if Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, the Plan Proponents believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under Chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such Chapter 7 case. The Plan Proponents believe that Holders of Interests in Debtors would receive no distribution under either a liquidation pursuant to Chapter 7 or Chapter 11.
     Confirmation of the Plan is also subject to certain conditions as described in Article IV, Section H hereof. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what Distributions Holders of Claims or Interest ultimately would receive with respect to their Claims or Interests. If an alternative reorganization could not be agreed to, it is possible that Debtors would have to liquidate their assets, in which case it is likely that Holders of Claims and Interests would receive substantially less favorable treatment than they would receive under the Plan.
     The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms of the Plan as necessary for Confirmation. Any such Modification could result in a less favorable treatment of any non accepting Class or Classes, as well as of any Classes junior to such non accepting Classes, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.
Risk of Post-Confirmation Default
     At the Confirmation Hearing, the Court will be required to make a judicial determination that the Plan is feasible, but that determination does not serve as any guarantee that there will not be any post-confirmation defaults. The Debtors believe that the cash flow generated from operations and post-Effective Date borrowing will be sufficient to meet the Reorganized Debtors’ operating requirements, their obligations under the Exit Financing, and other post-confirmation obligations under the Plan.

The Debtors and the Reorganized Debtors May Object to the Amount or Classification of a Claim
     Except as otherwise provided in the Plan, the Plan Proponents reserve the right to object to the amount or classification of any Claim or Interest deemed Allowed under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim or Interest where such Claim or Interest is subject to an objection. Any Holder of a Claim may not receive its specified share of the estimated distributions described in this Disclosure Statement.
Risk of Non-Occurrence of the Effective Date
     Although the Plan Proponents believe that the Effective Date may occur as soon as ten (10) Business Days after the Confirmation Date, there can be no assurance as to such timing.
Contingencies Not to Affect Votes of Impaired Classes to Accept the Plan
     The Distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Claims to be subordinated to other Claims. The occurrence of any and all such contingencies which could affect distributions available to Holders of Allowed Claims under the Plan, however, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.
B. Financial Information; Disclaimer
     Although the Plan Proponents have used their reasonable best efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, much of the financial information contained in the Disclosure Statement came from parties other than the Plan Proponents, and some of the financial information contained in this Disclosure Statement has not been audited and is based upon an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement. While the Plan Proponents believe that such financial information fairly reflects the financial condition of the Debtors, the Plan Proponents are unable to warrant or represent that the information contained herein and attached hereto is without inaccuracies.
C. Factors Affecting The Value Of The Securities To Be Issued Under The Plan
The Reorganized Debtors May Not be Able to Achieve Projected Financial Results
     The Reorganized Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that they have assumed in projecting future business prospects. If the Reorganized Debtors do not achieve these projected revenue or cash flow levels, they may lack sufficient liquidity to continue operating as planned after the Effective Date. The financial projections represent the Plan Proponents’ view based on current known facts and hypothetical assumptions about the Reorganized Debtors’ future operations. However, the Projections set forth herein do not guarantee the Reorganized Debtors’ future financial performance.
The Reorganized Debtors May Not be Able to Meet Post-Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs and Capital Expenditures
     To the extent the Reorganized Debtors are unable to meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may be unable to service their debt obligations as they come due or to meet the Reorganized Debtors’ operational needs. Such a failure may preclude the Reorganized Debtors from developing or enhancing their products and services, taking advantage of future opportunities, growing their business or responding to competitive pressures.
Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors
     Holders of Claims should carefully review Article X hereof, “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN — Certain U.S. Federal Income Tax Consequences to the Reorganized Debtors,” to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.
D. Risk Factors Associated With the Business
The Debtors’ Business is Affected by the U.S. Economy and the Varying Economic and Business Cycles of Their Customers
     The Debtors’ business is vulnerable to the U.S. economy and the varying economic and business cycles of their customers.
The General Economic and/or Business Conditions Affecting the Automotive Industry May Adversely Impact the Debtors
     The automotive industry in the United States as a whole is facing a downturn in economic and business conditions. In particular, General Motors Corporation, DaimlerChrysler and Ford Motor Company, three of the Debtors’ largest customers, are trying to return their North American automotive operations to profitability through a combination of strict cost control, capacity rationalization (plant closings) and the acceleration of new product/technology introductions. Unless they can stem their ongoing market share declines, further production cuts will have a ripple effect throughout the automotive industry and impact the profitability of those businesses most dependent on these domestic manufacturers, including the Debtors and/or Reorganized Debtors. Moreover, certain of the Debtors’ customers have imposed market share caps, which may limit the Debtors’ ability to increase the relative percentage of their business obtained from those customers.

The Debtors Have Incurred Significant Losses In Recent Years
     There can be no assurance that the Reorganized Debtors will be, or of the extent to which they will be, profitable.
The Debtors May Be Adversely Impacted by the Inability to Reduce Costs
     There is substantial, continuing pressure from the major OEMs to reduce costs, including the cost of products and services purchased from outside vendors. In addition, the Debtors’ business is capital intensive. If the Debtors are unable to generate sufficient cost savings in the future to offset price reductions and any reduction in customer demand for vehicle-hauling services, the Debtors’ profitability would be adversely affected.
Competition
     Certain of the Debtors’ principal competitors may be better able to withstand market conditions within the automobile industry. The Debtors generally compete on the basis of, among other things: (a) quality and breadth of service; (b) expertise; (c) reliability; and (d) price. There can be no assurance that the Debtors will not encounter increased competition in the future, which could have a material adverse effect on their business, financial condition and results of operations. In addition, certain of the Debtors’ competitors may attempt to use these Chapter 11 Cases and rumors concerning the Debtors’ financial condition to their advantage. These discussions and rumors may adversely affect relations with the Debtors’ customers, vendors and employees.
Reliance on Key Personnel
     The Debtors’ success and future prospects depend on the continued contributions of their senior management. The Debtors current financial position makes it difficult for it to retain key employees. There can be no assurances that the Debtors would be able to find qualified replacements for these individuals if their services were no longer available. The loss of services of additional members of the senior management team could have a material adverse effect on the Debtors’ business, financial condition and results of operations.
Loss of Key Customers
     If some of the Debtors’ existing customers ceased doing business with the Debtors, or if the Debtors were unable to generate new customers, they could experience an adverse impact on their business, financial condition and results of operations. The Debtors cannot be certain that any given customer in any given year will continue to use the Debtors’ services in subsequent years. There is significant risk in concentrating their sales with these customers, including but not limited to, potential customer insolvency, work stoppage, or other adverse circumstances.

Further, the Debtors are dependent on certain domestic and foreign OEMs as their largest customers. The loss of any one of these customers, or a significant reduction in demand for vehicles for which the Debtors provide vehicle-hauling services, would have a material adverse effect on the Debtors’ existing and future revenues and net income.
E. Factors Affecting the Reorganized Debtors
     1. General Factors
Capital Requirements
     The business of the Reorganized Debtors is expected to have certain capital expenditure needs. While the Debtors’ projections assume that operations and post-Effective Date borrowings will generate sufficient funds to meet capital expenditure needs for the foreseeable future, the Reorganized Debtors’ ability to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors and industry conditions.
Variances from Projections
     The fundamental premise of the Plan is the de-leveraging of the Debtors and the implementation and realization of the Debtors’ business plan, as reflected in the projections contained in this Disclosure Statement. The Projections reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize. Such assumptions include, among other items, assumptions concerning the general economy, the ability to make necessary capital expenditures, the ability to maintain market strength, consumer preferences and the ability to increase gross margins and control future operating expenses. The Plan Proponents believe that the assumptions underlying the Projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of the Reorganized Debtors. Therefore, the actual results achieved throughout the periods covered by the Projections necessarily will vary from the projected results and such variations may be material and adverse.
     2. Litigation Risks
     From time to time, the Debtors are subject to claims or litigation incidental to their business. As of the date of the Disclosure Statement, the Debtors are not currently involved in any legal proceedings that, individually or in the aggregate, are expected to have a material effect on their business, financial condition, results of operations or cash flows.
          (a) Risk that the Information in this Disclosure Statement May be Inaccurate
     The statements contained in this Disclosure Statement are made by the Plan Proponents as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change since that date in the information set forth herein. The Plan Proponents may subsequently update the information in this Disclosure Statement, but they have no duty to update this Disclosure Statement unless ordered to do so by the Court. Further, the pro forma and prospective financial information contained herein, unless otherwise expressly indicated, is unaudited. Finally, neither the SEC nor any other governmental authority has passed upon the accuracy or adequacy of this Disclosure Statement, the Plan, or any Exhibits thereto.
THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, CURRENCY EXCHANGE RATE FLUCTUATIONS, TERRORIST ACTIONS OR ACTS OF WAR, OPERATING EFFICIENCIES, LABOR RELATIONS, ACTIONS OF GOVERNMENTAL BODIES AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD LOOKING STATEMENTS AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.
     The following disclosures are not intended to be all inclusive and should be read in connection with the other disclosures contained in this Disclosure Statement and the Exhibits hereto. You should consult your legal, financial, and tax advisors regarding the risks associated with the Plan and the distributions you may receive thereunder.
     Risks Relating to Future Business Performance: The Debtors’ future business performance is subject to business, economic, legislative, and competitive risks and uncertainties. Such uncertainties and other factors include approval by the Bankruptcy Court of the Plan and potential objections of third parties. Uncertainties also include, but are not limited to: (i) general economic and political conditions and the cyclicality of the auto hauling industry; (ii) competitive conditions in the auto hauling industry; (iii) the Debtors’ ability to implement cost reductions, efficiencies and other improvements in their businesses; (iv) the Debtors’ ability to fund capital expenditure requirements needed to maintain competitive position; (v) the effect of U.S. governmental policies and regulations related to the Debtors’ businesses; (vi) compliance with environmental, health and safety laws and regulations; (vii) changes in relationships with large customers; (viii) business-related difficulties of the Debtors’ customers; and (ix) the effects of the Chapter 11 process on the Debtors’ ability to attract and retain key management personnel.
     Assumptions Regarding Value of Debtors’ Assets: It has been assumed in the preparation of the Plan that the value of the Debtors’ assets described in the Reorganized Value Analysis generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtors (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the Plan, there can be no assurance with respect thereto.
     Leverage, Liquidity, and Capital Requirements: In addition to Cash generated by operations, the Reorganized Debtors’ principal source of liquidity following their emergence from bankruptcy will be the Exit Financing. After the Effective Date of the Plan, the Reorganized Debtors will face liquidity requirements, including working capital requirements and repayment of the Reorganized Debtors’ obligations under the Exit Financing. While the Debtors believe that they will have adequate liquidity to meet requirements following the Effective Date of the Plan, no assurances can be made in this regard. Furthermore, the ability of the Reorganized Debtors to gain access to additional capital if needed, whether through equity offerings or debt financing, cannot be assured. Any inability of the Reorganized Debtors to service their indebtedness, obtain additional financing, as needed, or comply with the financial covenants contained in the debt instruments issued pursuant to the Plan could have a material adverse effect on the Reorganized Debtors.
     Market for New Allied Holdings Common Stock: As described in more detail in Article VIII of this Disclosure Statement, the New Allied Holdings Common Stock to be issued under the Plan has not been registered under the Securities Act, any state securities laws or the laws of any other jurisdiction. Absent such registration, the New Allied Holdings Common Stock may be offered or sold only in transactions that are not subject to or that are exempt from the registration requirements of the Securities Act and other applicable securities laws.
     The shares of New Allied Holdings Common Stock are a new issuance of securities with no established trading market. In the event the board of directors of Reorganized Allied Holdings determines in its discretion to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, or if Reorganized Allied Holdings is required under applicable securities laws to register the New Allied Holdings Common Stock, Reorganized Allied Holdings has agreed to use its commercially reasonable efforts to list the New Allied Holdings Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system. However, there can be no assurance that an active market for the New Allied Holdings Common Stock will develop and no assurance can be given as to the prices at which such securities might be traded. The Plan provides that Reorganized Allied Holdings will have no liability if it is unable to list the New Allied Holdings Common Stock as described herein.
     The ultimate value of the Reorganized Debtors will not be established until such time as an active market for the New Common Stock develops and the securities begin to trade. The valuation of the Reorganized Debtors could be adversely impacted over time if the Reorganized Debtors’ business plan does not meet expectations or if factors beyond the Reorganized Debtors’ control materialize.
     If there are fewer than 300 Initial Holders of New Allied Holdings Common Stock on the Effective Date, then Reorganized Allied Holdings does not intend to remain a “public” company and will no longer be subject to the reporting requirements of the Exchange Act. In that event, the New Allied Holdings Common Stock will not be listed for trading on any national securities exchange, automated quotation service or over-the-counter trading markets, and it is unlikely that an active trading market will develop or be sustained for the New Allied Holdings Common Stock. If no active trading market develops, stockholders may not be able to resell their shares of New Allied Holdings Common Stock at their fair market value or at all.
     Claims Estimation: There can be no assurance that the estimated Claim amounts assumed for the purposes of preparing the Plan are correct. The actual amount of Allowed Claims likely will differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual Allowed Amount of Claims may vary from those estimated for the purpose of preparing the Plan. Depending on the outcome of claims objections, the estimated recovery percentages provided in this Disclosure Statement may be different than the actual recovery percentages that are realized under the Plan.
     Certain Risks of Nonconfirmation: There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A rejecting Claim or Interest Holder might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to nonaccepting Holders of Claims and Interests within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. The statutory requirements are explained in more detail in Article VI of this Disclosure Statement.
ARTICLE VIII.
CERTAIN SECURITIES LAW MATTERS
A. Issuance of New Common Stock
     Section 1145(a)(l) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933 (the “Securities Act”) and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claims or interests and partly for cash or property. Except as noted below, the Plan Proponents believe that the offer and sale of the New Allied Holdings Common Stock under the Plan to Holders satisfy the requirements of Section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

B. Subsequent Transfers of New Allied Holdings Common Stock
     The New Allied Holdings Common Stock to be issued pursuant to the Plan may be freely transferred by most recipients following initial issuance under the Plan, and all resales and subsequent transactions in the New Allied Holdings Common Stock or other securities so issued are exempt from registration under federal and state securities laws, unless the Holder is an “underwriter” with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”:
1.	persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;

2.	persons who offer to sell securities offered under a plan for the Holders of such securities;

3.	persons who offer to buy such securities from the Holders of such securities, if the offer to buy is:
a.	with a view to distributing such securities; and

b.	under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or
4.	a person who is an “issuer” with respect to the securities as the term “issuer” is defined in Section 2(11) of the Securities Act.
     Under Section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.
     To the extent that Persons who receive New Allied Holdings Common Stock pursuant to the Plan are deemed to be “underwriters,” resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. So long as there are 300 or more Initial Holders of New Allied Holdings Common Stock on the Effective Date and Reorganized Allied remains a “public” company subject to the reporting requirements of the Exchange Act, Persons deemed to be underwriters would, however, be permitted to sell such New Allied Holdings Common Stock or other securities without registration pursuant to the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by “underwriters” if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.
     Additionally, the Plan provides that in the event the board of directors of Reorganized Allied determines in its discretion to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, or if Reorganized Allied Holdings is required under applicable securities laws to register the New Allied Holdings Common Stock, any Initial Holder receiving Distributions of New Allied Holdings Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to Section 1145(a) of the Bankruptcy Code, or whose resale of the New Allied Holdings Common Stock is otherwise restricted, shall be entitled to become a party to a Registration Rights Agreement, which provides that Reorganized Allied Holdings will provide certain registration rights to such Holders for the New Allied Holdings Common Stock. If there are fewer than 300 Initial Holders of New Allied Holdings Common Stock on the Effective Date, Reorganized Allied Holdings does not intend to remain a “public” company subject to the reporting requirements of the Exchange Act. In that event, the provisions of Rule 144 under the Securities Act will not be available to persons that are deemed to be an “underwriter” with respect to the New Allied Holdings Common Stock. Such persons would not be permitted to resell the New Allied Holdings Common Stock unless the securities were registered under the Securities Act or another exemption from such registration requirements was available. In addition, if there are fewer than 300 Initial Holders of New Allied Holdings Common Stock on the Effective Date, then the parties will not enter into the Registration Rights Agreement.
     Whether or not any particular person would be deemed to be an “underwriter” with respect to the New Allied Holdings Common Stock or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular Person receiving New Allied Holdings Common Stock or other securities under the Plan would be an “underwriter” with respect to such New Allied Holdings Common Stock.
     Given the complex and subjective nature of the question of whether a particular Holder may be an underwriter, the Plan Proponents make no representation concerning the right of any person to trade in the New Allied Holdings Common Stock or other securities. The Plan Proponents recommend that potential recipients of the New Allied Holdings Common Stock consult their own counsel concerning whether they may freely trade New Allied Holdings Common Stock without compliance with the Securities Act or the Exchange Act.
ARTICLE IX.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     THE PLAN PROPONENTS HAVE NOT SOUGHT OR OBTAINED ANY RULING FROM THE INTERNAL REVENUE SERVICE OR FROM ANY OTHER TAXING AUTHORITY WITH RESPECT TO ANY OF THE TAX CONSEQUENCES OF THE PLAN, NOR HAVE THE PLAN PROPONENTS SOUGHT OR OBTAINED AN OPINION OF COUNSEL WITH RESPECT TO ANY SUCH TAX CONSEQUENCES. NO REPRESENTATIONS OR ASSURANCES ARE MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS SUMMARIZED HEREIN. CERTAIN TYPES OF CREDITORS MAY BE SUBJECT TO SPECIAL RULES NOT ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. FURTHER, CREDITORS MAY BE SUBJECT TO STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES THAT ARE NOT ADDRESSED HEREIN. BECAUSE THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND MAY VARY BASED ON INDIVIDUAL CIRCUMSTANCES, EACH CREDITOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF ANY ASPECT OF THE PLAN WITH RESPECT TO SUCH CREDITOR.

A. Introduction
     A summary description of certain United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan to the Debtors and to Holders who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any Holder. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any discussed herein.
     The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).
     The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, employees, and persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation). Furthermore, the following discussion does not address United States federal taxes other than income taxes.
     Each Holder is strongly urged to consult its own tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.
B. United States Federal Income Tax Consequences to the Debtors
     1. Cancellation of Indebtedness Income
     Upon implementation of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be substantially reduced. In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) less than the “adjusted issue price” of the debt obligation being discharged gives rise to cancellation of indebtedness (“COD”) income to the debtor. However, under IRC Section 108, COD income is not taxable to the debtor if the debt discharge occurs in a Title 11 bankruptcy case. Rather, such COD income instead will reduce certain of the Debtors’ tax attributes, generally in the following order: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the Debtors’ depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carry forwards. A debtor may elect to alter the preceding order of attribute reduction and, instead, first reduce the tax basis of its depreciable assets (and, possibly, the depreciable assets of its subsidiaries), but in such case, the basis may be reduced below the Debtors’ post-Effective Date liabilities. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the Debtors’ tax year). Any excess COD income over the amount of available tax attributes is not subject to United States federal income tax.
     Because some of the Debtors’ outstanding indebtedness will be satisfied in exchange for New Allied Holdings Common Stock, the amount of COD income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of the New Allied Holdings Common Stock. This value cannot be known with certainty until after the Effective Date. It is currently anticipated that a substantial portion, if not all, of the NOLs and other tax attributes of the Debtors will be eliminated by the attribute reduction required as a result of the exclusion of COD income as of the beginning of the Debtors’ taxable year following the year in which the debt discharge occurs.
     2. Utilization of Net Operating Losses and Other Tax Attributes — Section 382
     Under IRC Section 382, whenever there is a more than fifty percent ownership change of a corporation during a three-year testing period, the ability of the corporation to utilize any NOL carryovers (to the extent not eliminated under the IRC Section 108 attribute reduction rules) and certain subsequently recognized built-in losses and deductions to offset future taxable income may be subject to an annual limitation. The issuance of New Allied Holdings Common Stock pursuant to the Plan will constitute an ownership change for purposes of IRC Section 382.
     Under IRC Section 382(l)(6) and the Treasury Regulations promulgated thereunder, the amount of the annual limitation to which the Debtors would be subject should generally be equal to the product of (i) the lesser of the value of the equity of the Reorganized Debtors immediately after the ownership change or the value of the Debtors’ consolidated gross assets immediately before such change (with certain adjustments) and (ii) the “long-term tax-exempt rate” in effect for the month of the Effective Date as published by the United States Treasury Department (by way of illustration, that rate is 4.51% for ownership changes occurring in November 2004) (the “L6 Limitation”).
     In general, if the Debtors have a net unrealized built-in loss (“NUBIL”) at the time of the ownership change, any built-in loss recognized during the five-year period following the ownership change is also subject to the L6 Limitation. Additionally, any amount which is allowable to a Debtor as a deduction during the five-year period but which is attributable to periods before the ownership change date will be treated as a recognized built-in loss for the taxable year for which it is allowable as a deduction. There is, however, a de minimis exception to this NUBIL rule which provides that if the amount of the NUBIL is not greater than the lesser of ten million dollars or fifteen percent of the fair market value of the Debtors’ assets immediately before the ownership change date, then the NUBIL of the Debtors is presumed to be zero. The Plan Proponents have not yet determined whether they have a NUBIL, and at this point it is possible that the de minimis exception will apply.
     The IRC provides an exception to the L6 Limitation under IRC Section 382(l)(5), which applies in the case of certain reorganizations under the Bankruptcy Code if the reorganization of the Debtors results in an exchange by qualifying creditors and stockholders of their claims and interests for at least fifty percent of the Debtors’ stock (in vote and value) (the “L5 Exception”). Stock transferred to a creditor will be taken into account for the purpose of the fifty percent test only to the extent that such stock is transferred in satisfaction of indebtedness and only if such indebtedness was held by the creditor for at least eighteen months before the Petition Date or arose in the ordinary course of the Debtors’ trade or business and is held by the person who at all times held the beneficial interest in such indebtedness. The Plan Proponents have concluded that the Debtors likely will not qualify for the L5 Exception.
C. United States Federal Income Tax Consequences to Holders of Claims
     The following discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Holders that are “United States Holders,” as defined below. The United States federal income tax consequences of the transactions contemplated by the Plan to Holders of Claims (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) whether the Claim and the consideration received in respect thereof are “securities” for federal income tax purposes; (2) the manner in which a Holder acquired a Claim; (3) the length of time the Claim has been held; (4) whether the Claim was acquired at a discount; (5) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (6) whether the Holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (7) the Holder’s method of tax accounting; and (8) whether the Claim is an installment obligation for federal income tax purposes. Therefore, Holders should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the Holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year. Moreover, the Debtors intend to claim deductions to the extent they are permitted to deduct any amounts they pay in cash, stock or other property pursuant to the Plan.
     For purposes of the following discussion, a “United States Holder” is a Holder that is (1) a citizen or individual resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person. If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a Holder of Claims, the tax treatment of a partner as a beneficial owner thereof will generally depend on the status of the partner and the activities of the partnership.
     1. Holders of Secured Claims
     The Holders of Secured Claims may recognize income, gain or loss for United States federal income tax purposes with respect to the discharge of their Claims, depending on whether their Claims are reinstated or, if not reinstated, on the outcome of their negotiations with Yucaipa. A Holder whose Secured Claim is reinstated pursuant to the Plan will not recognize gain or loss unless either (i) such Holder is treated as having received interest, damages or other income in connection with the reinstatement or (ii) such reinstatement is considered a “significant modification” of the Claim. The Plan Proponents do not believe that the treatment of the Holders of Secured Claims will constitute a “significant modification” for federal income tax purposes.
     A Holder who receives cash or other property in exchange for its Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of cash or fair market value of other property, if any, received in exchange for its Claim and (2) the Holder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.
     2. Holders of Priority Claims
     A Holder whose Priority Claim is paid in full or otherwise discharged on the Effective Date will recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash received by such Holder in respect of its Claim and (ii) the Holder’s adjusted tax basis in the Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. A Holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. In addition, the rules summarized below with respect to accrued interest and market discount may also apply with respect to the receipt of cash in discharge of a Holder’s Priority Claim.
     3. Allocation of Plan Distributions Between Principal and Interest
     The Plan provides that, to the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. The Debtors intend to take the position that any Distributions made under the Plan with respect to an Allowed Claim will be allocated first to the principal amount of the Claim, with the excess over the principal amount being allocated to accrued but unpaid interest. However, current United States federal income tax law is unclear on this point and no assurance can be given that the IRS will not challenge the Debtors’ position. Holders are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.
     4. Market Discount
     The market discount provisions of the IRC may apply to Holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a Holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that Holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the Holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a “market discount bond” will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor’s period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A Holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.
     5. Holders of Claims Receiving Distributions of New Allied Holdings Common Stock
     Generally – A Holder of a Claim that receives a Distribution of New Allied Holdings Common Stock in exchange for its Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes (unless such claim constitutes a “security,” as described below) in an amount equal to the difference between (1) the fair market value on the Effective Date of the New Allied Holdings Common Stock received and (2) the Holder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. A Holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. In addition, the rules summarized above with respect to accrued interest and market discount may also apply with respect to the receipt of New Allied Holdings Common Stock in discharge of a Holder’s Claim. A Holder’s aggregate tax basis in the New Allied Holdings Common Stock it receives pursuant to the Plan would generally be equal to the aggregate fair market value on the Effective Date of such stock. The holding period for the New Allied Holdings Common Stock would begin on the day after the Effective Date.

     Tax-Free Treatment for Holders of Unsecured Claims that are “Securities” – Allied Holdings’ cancellation of its common stock and the distribution of the New Allied Holdings Common Stock may qualify for treatment as a tax-free reorganization to the extent Holders of Claims hold Claims that constitute “securities” for U.S. federal income tax purposes. The term “security” is not defined in the IRC or Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decision. The determination of whether an instrument constitutes a “security” is determined based on all the facts and circumstances but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of five years or less is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. In addition to maturity, other factors taken into account are the nature of the debt, the degree of participation and continuing interest in the business represented by the debt, the extent of proprietary interest compared with the similarity of the debt to a cash payment, and the purpose of the advance. The Prepetition Notes Claims have a term of six years, and therefore it is uncertain whether such claims would be “securities” for these purposes. Holders of these claims should consult with their own tax advisors to determine whether their exchange will qualify as a tax-free reorganization.
     In the event that a Holder’s receipt of New Allied Holdings Common Stock qualifies as a tax-free reorganization, then such Holders generally (i) will not recognize loss upon the exchange of such Claim, but (ii) will recognize gain, if any, only to the extent of consideration received other than New Allied Holdings Common Stock (other than in respect of any accrued but unpaid interest). Further, the Holder’s aggregate tax basis in any New Allied Holdings Common Stock received in satisfaction of its Claim will equal the Holder’s aggregate tax basis in such Claim, increased by the amount of any gain recognized and decreased by any consideration received (other than New Allied Holdings Common Stock) that is not allocable to accrued but unpaid interest. In general, the Holder’s holding period for New Allied Holdings Common Stock will include the Holder’s holding period for the Claim exchanged therefore, except to the extent that the New Allied Holdings Common Stock was issued in respect of a Claim for accrued but unpaid interest.
     The market discount provisions of the IRC provides that, under regulations to be prescribed by the Treasury Department, any accrued market discount that is not treated as ordinary income upon a tax-free exchange of market discount bonds carries over to the non- recognition property received in the exchange. Any accrued market discount incurred in respect of a Claim that constitutes a “security” for federal income tax purposes would carry over to any New Allied Holdings Common Stock received by the Holder pursuant to the Plan, such that any gain recognized by the Holder upon a subsequent disposition of the New Allied Holdings Common Stock also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.
     To the extent certain Holders reach an agreement with the Debtors to have their Claims satisfied, settled, released, exchanged or otherwise discharged in a manner other than as discussed above, such Holders should consult with their own tax advisors regarding the tax consequences to them of such treatment.

     6. Holders of Interests
     A Holder of an Interest that is cancelled under the Plan will be allowed a “worthless stock deduction” in an amount equal to the Holder’s adjusted basis in such Interest. A “worthless stock deduction” is a deduction allowed to a Holder of a corporation’s stock for the taxable year in which such stock becomes worthless (which year may differ from the year the Plan is confirmed). If the Holder held the Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset on the last day of the Holder’s taxable year.
     7. Information Reporting and Backup Withholding
     Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payer to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC’s backup withholding rules, a United States Holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the Holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the Holder is a U.S. person, the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.
     Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s United States federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.
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ARTICLE X.
RECOMMENDATION
     Based on the foregoing analysis of the Plan Proponents, the Debtors’ remaining assets, and the Plan, the Plan Proponents believe that the best interests of all parties would be served through confirmation of the Plan. FOR THESE REASONS, THE PLAN PROPONENTS AND, TO THE EXTENT PROVIDED IN THE PLAN, THE CREDITORS’ COMMITTEE URGE ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO “ACCEPT” THE PLAN.
     Respectfully submitted, this 2nd day of March, 2007.

/s/ Robert A. Klyman	/s/ Jeffrey W. Kelley

(by JWK with express permission)	TROUTMAN SANDERS LLP
LATHAM & WATKINS LLP	Jeffrey W. Kelley
Robert A. Klyman	Bank of America Plaza
633 West Fifth Street, Suite 4000	600 Peachtree Street, NE, Suite 5200
Los Angeles, CA 90071	Atlanta, Georgia 30308-2216
Telephone: (213) 485-1234	Telephone: (404) 885-3000
Facsimile: (213) 891-8763	Facsimile: (404) 885-3900

Counsel for the Debtors

PARKER, HUDSON, RAINER & DOBBS LLP
Rufus T. Dorsey
1500 Marquis Two Tower	/s/ Frederick Perillo

285 Peachtree Center Ave., N.E.	(by JWK with express permission)

Atlanta, Georgia 30303	PREVIANT, GOLDBERG, UELMEN, GRATZ,
Telephone (404) 420-5550	MILLER & BRUEGGEMAN, S.C.
Facsimile: (404) 522-8409	Frederick Perillo
1555 N. RiverCenter Dr., Suite 202
Milwaukee, WI 53212
Telephone: (414) 223-0434
Facsimile: (414) 271-6308

Counsel for the Teamsters National Automobile Transportation Industry Negotiating Committee

EXHIBITS TO DISCLOSURE STATEMENT

Exhibit A	Joint Plan of Reorganization

Exhibit B	Terms of Exit Financing

Exhibit C	Pro Forma Financial Projections

Exhibit D	Liquidation Analysis

Exhibit E	Reorganized Value Analysis

Exhibit F	Pre-Effective Date corporate organizational structure of the Debtors

Exhibit G	Terms of Labor Deal